                                                                  Exhibit 10.3



CENTER: COUNTRY ISLES PLAZA                                         JMB 301 7/92
TENANT: HAVANA REPUBLIC W.H., INC.
SPACE:  #1360
DATE:   AS OF 11/1/96

                             SHOPPING CENTER LEASE

                                                                                               Page
         Article 1         Basic Provisions..................................................    1
         Article 2         Premises, Term and Commencement Date..............................    3
         Article 3         Minimum Rent and Percentage Rent..................................    3
         Article 4         Payment of Rent, Rent Taxes and Prorations........................    4
         Article 5         Taxes and Center Expenses.........................................    5
         Article 6         Condition of Premises; Opening for Business.......................    6
         Article 7         Trade Fixtures, Alterations and Liens.............................    6
         Article 8         Use and Operating Requirements....................................    7
         Article 9         Promotion of Center and Tenant's Business.........................    8
         Article 10        Utilities.........................................................    9
         Article 11        Maintenance and Repair of Premises................................   10
         Article 12        Common Areas......................................................   10
         Article 13        Insurance, Subrogation, and Waiver of Claims......................   11
         Article 14        Casualty Damage...................................................   12
         Article 15        Condemnation......................................................   13
         Article 16        Return of Possession..............................................   13
         Article 17        Holding Over......................................................   13
         Article 18        Subordination, Attornment and Mortgagee Protection................   14
         Article 19        Estoppel Certificate..............................................   14
         Article 20        Assignment and Subletting.........................................   14
         Article 21        Rights Reserved by Landlord.......................................   15
         Article 22        Landlord's Remedies...............................................   17
         Article 23        Landlord's Right to Cure..........................................   19
         Article 24        Indemnification...................................................   19
         Article 25        Safety and Security Devices, Services and Programs................   20
         Article 26        Hazardous Materials...............................................   20
         Article 27        Captions and Severability.........................................   21
         Article 28        Definitions.......................................................   21
         Article 29        Rules.............................................................   24
         Article 30        No Waiver.........................................................   24
         Article 31        Attorneys' Fees, Counterclaims, Venue and Jury Trial..............   24
         Article 32        Personal Property Taxes...........................................   25
         Article 33        Conveyance by Landlord and Liability..............................   25
         Article 34        Notices...........................................................   25
         Article 35        Real Estate Brokers...............................................   25
         Article 36        Security Deposit and Landlord's Lien..............................   26
         Article 37        Miscellaneous.....................................................   26
         Article 38        Offer.............................................................   27
         Article 39        Americans With Disabilities Act...................................   27
         Article 40        Entire Agreement..................................................   28

         Exhibit A:        The Premises
         Exhibit B:        Tenant's Work
         Exhibit C:        Sign Criteria
         Exhibit D:        Guaranty

                            SHOPPING CENTER LEASE


         THIS LEASE made as of the 1st day of November, 1996, between COUNTRY ISLES ASSOCIATES ("Landlord"), an Illinois general partnership, having a place of business at 900 North Michigan Avenue, Chicago, Illinois 60611-1957 and HAVANA REPUBLIC W.H., INC. ("Tenant"), a Florida corporation, whose principal place of business is located at 2101 North East 212th Street, North Miami Beach, Florida 33179.


                                  ARTICLE 1

                               BASIC PROVISIONS


A.       TENANT'S TRADE NAME: "HAVANA REPUBLIC"

B.       CENTER: COUNTRY ISLES PLAZA

         ADDRESS: 1360 Weston Road

         Fort Lauderdale, Florida 33326

C. PREMISES: Space No. 1360 at the Center, consisting of approximately 1,997 rentable square feet, the approximate location of which is shown cross-hatched on Exhibit A hereto

D.       COMMENCEMENT DATE: The earlier to occur of: (i) January 1, 1997; or
         (ii) the date that Tenant opens the Premises for business.

E. EXPIRATION DATE: The fifth (5th) anniversary of the Commencement Date, plus the number of days, if any, required to have the term of this Lease end on the last day of the calendar month in which the fifth
         (5th) anniversary of the Commencement Date occurs.

F. PERMITTED USE: For the use as an upscale cigar emporium with private smoking lounge, which may include the sale at retail of beer, wine and liquor for consumption on the Premises and the sale at retail of cigars and related products and for no other purpose whatsoever.

G.       MINIMUM RENT:

       PERIOD                                                    MONTHLY AMOUNT       ANNUAL AMOUNT
       ------                                                    --------------       -------------
Ninety (90) days after     through     1st Anniversary of the       $3,328.33           $39,940.00
----------------------                 ----------------------       ---------           ----------
the Commencement Date                  Commencement Date
---------------------                  -----------------

1st Anniversary of the     through     2nd Anniversary of the       $3,411.54           $40,398.50
----------------------                 ----------------------       ---------           ----------
the Commencement Date                  Commencement Date
---------------------                  -----------------

2nd Anniversary of the     through     3rd Anniversary of the       $3,494.75           $41,937.00
----------------------                 ----------------------       ---------           ----------
the Commencement Date                  Commencement Date
---------------------                  -----------------

3rd Anniversary of the     through     4th Anniversary of the       $3,577.96           $42,935.50
----------------------                 ----------------------       ---------           ----------
the Commencement Date                  Commencement Date
---------------------                  -----------------

4th Anniversary of the     through     5th Anniversary of the       $3,661.17           $43,934.00
----------------------                 ----------------------       ---------           ----------
the Commencement Date                  Commencement Date

H.       PERCENTAGE RENT:

         PERIOD                                                   AMOUNT EACH LEASE YEAR
         ------                                                   ----------------------
         Ninety (90) days after    through     1st Anniversary of the               Four percent (4%) of Gross Sales
         the Commencement Date                 Commencement Date                    exceeding a Breakpoint of $1,125,000.00

         1st Anniversary of the    through     2nd Anniversary of the               Four percent (4%) of Gross Sales
         Commencement Date                     Commencement Date                    exceeding a Breakpoint of $1,170,000.00

         2nd Anniversary of the    through     3rd Anniversary of the               Four percent (4%) of Gross Sales
         Commencement Date                     Commencement Date                    exceeding a Breakpoint of $1,216,800.00

         3rd Anniversary of the    through     4th Anniversary of the               Four percent (4%) of Gross Sales
         Commencement Date                     Commencement Date                    exceeding a Breakpoint of $1,265,472.00

         4th Anniversary of the    through     5th Anniversary of the               Four percent (4%) of Gross Sales
         Commencement Date                     Commencement Date                    exceeding a Breakpoint of $1,316,090.80


                  Prorations of Breakpoints for Partial Lease Years, and prorations for Lease Years containing two different Breakpoints for different periods, shall be as described in
                  Article 3.

         I.       INITIAL ESTIMATED MONTHLY CENTER EXPENSES: $780.49

         J.       INITIAL ESTIMATED MONTHLY TAXES: $474.29

         K. INITIAL MONTHLY PROMOTION FUND CHARGE: $N/A together with a non-recurring initial payment equal to 12 times such monthly amount

         L.       INITIAL MONTHLY MEDIA FUND CHARGE: $ N/A

         M.       OTHER INITIAL MONTHLY CHARGES:

                                                             LEASE SECTION/
                  CHARGE                     AMOUNT          RIDER/EXHIBIT
                  ------                     ------          -------------
                                             $
                  ---------------------      --------------  -------------------
                                             $
                  ---------------------      --------------  -------------------
                                             $
                  ---------------------      --------------  -------------------
                                             $
                  ---------------------      --------------  -------------------
                                             $
                  ---------------------      --------------  -------------------

         N.       SECURITY DEPOSIT: $ 4.583.11

         O.       RADIUS RESTRICTION: Three (3) miles from the Center

         P. GUARANTOR: Stephen and Francine Schatzman and Alex and Toby Gimelstein

         Q. RENT PAYMENT ADDRESS: Tenant shall forward all Rent, insurance certificates and Gross Sales reports to Landlord at the following address, or such other address or addresses as to which Landlord shall provide advance notice: Country Isles Plaza, File #32104, P.O. Box 99011, Chicago, Illinois 60693-2104

         R. RENT SHALL BE PAYABLE TO: Country Isles Associates or such other entity as Landlord shall designate from time to time in writing.

                  The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The terms in this Article, and the terms defined in Article 28, shall have the meanings specified therefor, herein or therein, when used as capitalized terms in other provisions of this Lease.

                                   ARTICLE 2

                      PREMISES, TERM AND COMMENCEMENT DATE

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for a term ("Term") commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein, subject to the provisions herein contained. The Commencement Date set forth in Article 1 shall be advanced to such earlier date as Tenant opens the Premises for business. If Landlord delays delivering possession of the Premises or substantial completion of any Landlord's Work under Exhibit B, this Lease shall not be void or voidable and Landlord shall have no liability for loss or damage resulting therefrom. In such case, the Commencement Date shall be postponed for a period equal to the delay, except to the extent that such delays arise from the acts or omissions of Tenant or Tenant's employees, agents or contractors. If the Commencement Date is advanced or postponed, the Rent and other obligations of Tenant, and the Term and initial Lease Year hereunder, shall all commence on the Commencement Date as advanced or postponed. However, the Expiration Date set forth in Article 1 shall not be changed. Landlord and Tenant shall confirm in writing any adjustment to the Commencement Date hereunder upon written request by either party. In the event of any dispute concerning such adjustment, Tenant shall pay Rent commencing on the Commencement Date set forth in Article 1, subject to adjustment between the parties after such dispute is resolved. Notwithstanding the foregoing to the contrary, Landlord may delay delivery of the Premises and performance of any Landlord's Work until this Lease has been mutually signed and delivered, and such delays shall not postpone the Commencement Date set forth in Article 1 or the commencement of Rent hereunder, except as the parties may expressly agree otherwise in writing.


                                   ARTICLE 3

                        MINIMUM RENT AND PERCENTAGE RENT

         A. MINIMUM RENT. Tenant shall pay Landlord the monthly Minimum Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term, except that Minimum Rent for the first full and any initial partial calendar month shall be paid when Tenant executes this Lease.

         B. PERCENTAGE RENT. Tenant shall pay Landlord Percentage Rent each Lease Year equal to the applicable percentage of the amount by which Gross Sales exceed the applicable Breakpoint for such Lease Year set forth in Article
1. Percentage Rent for each Lease Year shall be paid on a monthly basis commencing with the first month in each Lease Year in which Tenant's Gross Sales for such Lease Year exceed the applicable Breakpoint. Such payments shall be made on or before the fifteenth (15th) day of each calendar month with respect to Gross Sales made during each preceding month. The term "Lease Year" shall have the meaning specified therefor in Article 28.

         C. BREAKPOINT PRORATIONS. The Breakpoint for any Partial Lease Year shall be prorated on a per diem basis. If Minimum Rent is abated or reduced for any reason during any Lease Year, the Breakpoint for such period shall be reduced proportionately. If two Breakpoint amounts are in effect during different portions of a given Lease Year under Article 1, the Breakpoint for such Lease Year shall be the weighted average of both Breakpoint amounts, determined as follows: (a) each Breakpoint amount shall be multiplied by the number of days during which it is in effect, and then divided by 365, and (b) the amounts so computed shall be added to obtain the weighted average Breakpoint for such Lease Year.

         D. ADJUSTMENTS. If the Center is expanded during the Term by the addition of one or more Majors, the Minimum Rent and the Breakpoint, including each subsequent level thereof if either is scheduled to increase during the Term under Article 1, shall be increased by ten percent (10%) as of the date each such additional Major opens for business. Commencing with the fourth full Lease Year, and each Lease Year thereafter, Landlord reserves the right to increase the monthly Minimum Rent to an amount equal to eighty-five percent (85%) of the average total monthly Minimum Rent and Percentage Rent payable by Tenant during the three Lease Years prior thereto, with a proportionate adjustment of the Breakpoint; provided, in no event shall the Minimum Rent ever be reduced below the rate of Minimum Rent then in effect or otherwise payable under this Lease.

         E. GROSS SALES RECORDS. Tenant shall ensure that the business of Tenant and of any subtenant, licensee or concessionaire in, at or from the Premises is operated such that the following books and records (collectively, "Tenant's Records") are prepared, preserved and maintained in accordance with generally accepted accounting principles: (i) daily dated sealed, continuous, cash register tapes, (ii) serially numbered sales slips, (iii) settlement report sheets of transactions with subtenants, concessionaires and licensees,
(iv) bank statements, (v) general ledger or summary record of all receipts and disbursements from operations in, at or from the Premises, (vi) state and local sales and use tax returns, and (vii) such other records that would normally be kept pursuant to generally accepted accounting principles, or as the Landlord may reasonably require in order to determine Gross Sales hereunder. A separate bank account shall be maintained for all revenue from the Premises and no funds from any other source shall be deposited in such account. Tenant shall retain Tenant's Records at the Premises or at the home or regional office of Tenant for at least three (3) years from the end of the Lease Year to which they are applicable or, if any audit is required or a controversy should arise between the parties regarding Percentage Rent, until such audit or controversy is terminated, even though such retention period may be after the expiration of 3 the Term or earlier termination of this Lease.

         F. GROSS SALES STATEMENTS. Tenant shall provide Landlord with a monthly statement of Gross Sales within fifteen (15) days after the end of each calendar month, signed by an authorized representative, which shall show Gross Sales and an itemization of any exclusions or deductions therefrom for such month, as well as year-to-date amounts for the current Lease Year. If any Percentage Rent is due for such month, the payment shall accompany such statement. In addition to such regular monthly statements, Tenant shall provide an annual statement within sixty (60) days after the end of each Lease Year, which shall show the total amount of Gross Sales for such Lease Year, and shall be certified to be true, complete and correct by an independent certified public accountant reasonably satisfactory to Landlord, or at Tenant's option by Tenant's chief financial officer. If such annual statement shows that Tenant underpaid Percentage Rent for such Lease Year, Tenant shall include the additional amount with such statement, and if such statement shows that Tenant overpaid Percentage Rent, Landlord shall provide a credit or refund. Tenant shall require that any subtenant, licensee or concessionaire furnish similar statements.

         G. AUDITS. Landlord may from time to time (but not more frequently than once each calendar year), upon at least ten (10) days' notice to Tenant, cause a complete audit or examination to be made of Tenant's Records and such books and records of any subtenant, licensee or concessionaire for all or any part of the three Lease Years immediately preceding such notice. During such audit, Landlord or its authorized representatives shall have full and free access to Tenant's Records and the right to require that Tenant, its agents and employees furnish such information or explanation with respect to such items as may be necessary for a proper examination and audit thereof. If such audit or examination discloses that any of Tenant's statements of Gross Sales understates Gross Sales made during any Lease Year by one percent (1%) or more, or if Tenant shall have failed to furnish Landlord any monthly Gross Sales statements during any Lease Year or shall have failed to prepare and maintain Tenant's Records as required herein, Tenant shall pay Landlord the cost of such audit or examination, including travel and related expenses, and any deficiency in Percentage Rent, with interest at the Default Rate. If such audit or examination shall disclose an understatement of more than five percent (5%), Landlord shall also have the right to cancel this Lease by written notice given to Tenant within six (6) months after such audit. Landlord's acceptance of Percentage Rent shall be without prejudice to the Landlord's examination, audit and other rights hereunder.

         H. GROSS SALES DEFINED. "Gross Sales" shall mean the entire amount of the actual sale price, whether for cash, credit or otherwise, of all sales of goods and services and all other income and receipts whatsoever of all business conducted at, on or from the Premises, including, without limitation:
(i) mail, telephone, facsimile and other orders received or filled at the Premises, including but not limited to catalogue sales, (ii) deposits not refunded to purchasers, (iii) orders taken at the Premises although filled elsewhere, (iv) gross receipts from vending and game machines (not to be construed to authorize vending or game machines unless specifically set forth in Article 1), (v) sale price of gift and merchandise certificates, (vi) payments from other parties for shelf or advertising space at or respecting the Premises, (vii) the full value of all consideration other than money received,
(viii) all other gross income or receipts from any business or operation at, on or from the Premises, and (ix) Gross Sales by any sublessee, concessionaire or licensee. However, Gross Sales shall not include (but Tenant shall keep separate records therefor as part of Tenant's Records): (a) returns to shippers or manufacturers, (b) proceeds from the sale of used trade fixtures, (c) any cash or credit refunds made upon any sale in or from the Premises where the merchandise is returned by the purchaser, (d) any sales or excise tax imposed by any duly constituted governmental authority (provided that no income or franchise tax, capital stock tax, tax based upon gross receipts, assets or net worth, or similar tax shall be deducted from Gross Sales), and (e) the exchange of merchandise between the stores and warehouses of Tenant, if any, where such exchange of merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale that has theretofore been made in or from the Premises or for the purpose of depriving Landlord of the benefit of a sale that otherwise would be made in or from the Premises. No deduction shall be allowed for any uncollected or uncollectible amounts or reserves therefor, nor for cost of products or services sold, or other costs, charges or expenses of purchasing, financing, selling, transportation, overhead or taxes except as expressly provided herein. Trade-ins shall not reduce the sale price of the item sold for purposes hereof. Layaway, credit and installment sales shall be included in the month in which the goods or services are delivered or provided, or in which any portion of the payment is received, whichever first occurs, regardless of when or whether full payment is received.

                                   ARTICLE 4

                   PAYMENT OF RENT, RENT TAXES AND PRORATIONS

         A. RENT AND RENT TAXES. Minimum Rent, Percentage Rent, Taxes, Center Expenses, Promotion Fund Charges, Media Fund Charges and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease are sometimes herein referred to collectively as "Rent", and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid without any prior demand or notice therefor, and shall in all events be paid without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein or otherwise respecting this Lease or any other document entered in connection herewith. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

         B. PRORATIONS. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Minimum Rent, monthly payments of estimated Taxes and Center Expenses, Promotion Fund Charge, Media Fund Charge and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Minimum Rent is scheduled to increase under
Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts towards actual Taxes and Center Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term. Prorations of Breakpoints for Partial Lease Years, and prorations for Lease Years containing two different Breakpoints for different periods, shall be as described in Article 3.

                                   ARTICLE 5

                           TAXES AND CENTER EXPENSES

         A. TAXES. Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of Taxes in the manner described below.

         B. CENTER EXPENSES. Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of Center Expenses in the manner described below.

         C. MANNER OF PAYMENT. Taxes and Center Expenses shall be paid in the following manner:

                  (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Center Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Minimum Rent. Tenant shall pay initially and until further notice by Landlord the estimated amounts set forth in Article 1. Landlord may reasonably adjust the estimated amounts, including the initial estimated amounts set forth in Article 1, from time to time prior to the Commencement Date and during the Term.

                  (ii) Within 180 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Center Expenses for such calendar year, with a listing of amounts for major categories of Center Expenses, (b) any amount paid by Tenant towards Taxes and Center Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Center Expenses for the current calendar year.

                  (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Center Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within ten (10) days after Landlord sends the Statement.

                  (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Center Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Landlord shall refund such difference when Landlord sends the Statement.

         D. Tax Refunds, Supplemental Billings and Fiscal Tax Years. Tax refunds shall be deducted from Taxes in the year they are received by Landlord. If Taxes for any period during the Term or any extension thereof shall be increased after payment thereof by Landlord for any reason, including without limitation error, reassessment, or supplemental billing by applicable governmental or municipal authorities, Tenant shall pay Landlord within ten
(10) days after notice Tenant's Proportionate Share of such increased Taxes. If any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect from time to time to bill Tenant and make adjustments: (i) based on such fiscal year, or (ii) based on tax payments becoming due during the subject calendar year without regard to such fiscal year.

         E. FINALITY OF STATEMENTS. Unless Tenant takes exception to any Statement by written notice to Landlord within thirty (30) days after Landlord provides such Statement to Tenant, such Statement shall be considered final and binding on Tenant. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in any Statement as provided herein, Landlord may refer the matter to an independent certified public accountant, whose certification as to the proper amount shall be final and binding as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than 2%. Pending resolution of any such exceptions, Tenant shall continue paying Tenant's Proportionate Share of Taxes and Center Expenses in the amounts determined by Landlord, subject to adjustment between the parties after any such exceptions are resolved.

         F. GENERAL MATTERS. So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. Although this Lease contemplates the computation of Taxes and Center Expenses on a cash basis, Landlord may make reasonable and appropriate accrual adjustments and Landlord reserves the right to change to a full accrual system of accounting. In lieu of providing one Statement covering Taxes and Center Expenses, Landlord may provide separate statements at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Center Expenses.

                                   ARTICLE 6

                  CONDITION OF PREMISES; OPENING FOR BUSINESS

         Tenant agrees to accept the Premises, Center, and any Systems and Equipment serving the Premises "as is," without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as may be expressly provided in Exhibit B hereto or elsewhere in this Lease ("Landlord's Work"). Tenant shall on or before the Commencement Date: (i) completely remodel the Premises and install a new storefront, storefront sign and trade fixtures in and for the same in accordance with the other provisions of this Lease, including, without limitation, Article 7, Exhibits B and C and the Rules ("Tenant's Initial Work"), and (ii) open the Premises for business to the public, fully stocked and staffed and in compliance with all provisions of this Lease, including, without limitation, Article 8. Landlord may require that Tenant accept possession of the Premises and proceed with Tenant's Initial Work and/or the preparation and submission of plans therefor prior to the Commencement Date upon ten (10) days' advance notice. During any period that Tenant shall be permitted or required to enter the Premises prior to the Commencement Date (to plan or perform Tenant's Initial Work), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent (other than such charges as Landlord may impose under Article 7 or Exhibit B). The parties agree that Tenant's obligations under this Article go to the essence of the parties' agreement hereunder, and that any failure to perform such obligations will result in damages to Landlord that are extremely difficult and impractical to determine and for which Landlord's remedies at law will not be adequate. Accordingly, as a fair and reasonable estimate and liquidation of Landlord's damages and not a penalty, if Tenant fails to complete Tenant's Initial Work and open the Premises for business in the manner required herein by the Commencement Date, Tenant shall pay Landlord as additional Rent an amount equal to 50% of the Minimum Rent then in effect prorated on a per diem basis until Tenant completes Tenant's Initial Work and so opens for business. Acceptance by Landlord of such liquidated damages shall not be deemed permission for Tenant to continue such violation, and shall not preclude Landlord from seeking any other remedy [other than damages) for such violation including, without limitation, specific performance or termination of this Lease or Tenant's right to possession as described in
Article 22.

                                   ARTICLE 7

                     TRADE FIXTURES, ALTERATIONS AND LIENS

         A. Approval. Tenant shall not attach any fixtures, equipment or other items to the Premises or make any additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises, including without limitation Tenant's Initial Work described in Article 6 and Exhibit B hereto (all such work referred to collectively herein as the "Work"), without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent, except that Landlord reserves the right to withhold consent in Landlord's sole discretion for Tenant's Initial Work, and Work affecting the structure, safety or security of the Center or Premises, the Systems and Equipment, or the appearance of the Premises from any Common Areas.

         B. CONDITIONS. Landlord reserves the right to impose requirements as a condition of such consent or otherwise in connection with the Work, including without limitation, requirements that Tenant: (i) submit for Landlord's prior written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (ii) submit for Landlord's prior written approval the names, addresses and background information concerning all contractors, subcontractors and suppliers, (iii) obtain and post permits, bonds, and additional insurance, (iv) submit contractor, subcontractor and supplier lien waivers, (v) use union labor, and (vi) comply with such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done and other aspects of the Work. Landlord may require that all Work be performed under Landlord's supervision. If Landlord consents or supervises, or recommends any suppliers, contractors, architects, or engineers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with any Laws.

         C. PERFORMANCE OF WORK. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with plans and specifications approved by Landlord in advance in writing, (iv) not to adversely affect the Systems and Equipment or the structure of the Center, (v) diligently to completion and so as to cause the least possible interference with other tenants and the operation of the Center, and (vi) in compliance with all Laws and other provisions of this Lease, including without limitation, Exhibit B and the Rules attached hereto as Rider One. If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 48 hours after notice by Landlord (except that notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not be in limitation of Landlord's other remedies and shall not serve to abate the Rent or Tenant's other obligations under this Lease).

         D. LIENS. Tenant shall keep the Center, Premises and this Lease free from any mechanic's, materialman's or similar liens or encumbrances, and any claims therefor, in connection with any Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance by bond or otherwise within twenty {20) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Center or Premises to any such notices, liens or encumbrances whether claimed by operation of statute or other Law or express or implied contract. Any claim to a lien or encumbrance upon the Center or Premises arising in connection with any Work shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Center and Premises.

         E. LANDLORD'S FEES AND COSTS. Tenant shall pay Landlord a reasonable fee to cover Landlord's overhead and out-of-pocket costs, including the cost of any outside engineer, architect or consultant, in reviewing Tenant's plans and specifications and performing any supervision of the Work, and such fees as Landlord may reasonably impose for utilities, trash removal, temporary barricades and other matters in connection with the Work, or such fees therefor (if any) set forth in Exhibit B hereto.

                                   ARTICLE 8

                         USE AND OPERATING REQUIREMENTS

         A. USE; COMPLIANCE WITH LAWS. Tenant shall use the Premises for the purposes specified in Article 1 (and Tenant shall use the Premises for all the purposes specified therein), and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Rules attached as Rider One hereto. Tenant shall comply with all Laws relating to the Premises and Tenant's use thereof, including without limitation, Laws requiring the Premises to be closed on Sundays or any other days or hours, health, safety and building codes, and any permit or license requirements. Landlord makes no representation that the Premises are suitable for Tenant's purposes.

         B. REQUIRED HOURS. Tenant agrees to continuously operate and conduct its business in one hundred percent (100%} of the Premises during the Required Hours. "Required Hours" herein shall mean those hours established from time to time by Landlord for the Center in general, in Landlord's sole discretion; provided, Landlord shall not require that Tenant open for business before 9:00 a.m. or remain open after 10:00 p.m., except: (i} for holiday, seasonal or other special sales or promotions, or (ii) when at least one Major or a majority of the tenants at the Center will be open. If Tenant desires to operate the Premises during additional hours beyond those required by Landlord hereunder, Tenant shall first obtain Landlord's written approval (which may be withheld in Landlord's sole discretion), and Tenant shall pay all additional costs and expenses and Landlord's reasonable charges in connection therewith, including, without limitation, any additional utilities, security services, cleaning and trash removal. Without limiting the generality of the foregoing, Landlord reserves the right to close the Center on holidays or certain hours of holidays, including without limitation, New Year's Day, Easter, Thanksgiving and Christmas.

         C. REQUIRED OPERATIONS. Tenant shall conduct its business at all times in a first-class, professional and businesslike manner consistent with reputable business standards and practices, and such that a high reputation of the Center is developed and enhanced. Tenant shall operate the Premises continuously, actively and diligently in a good faith manner designed to maximize Gross Sales. Tenant shall keep the Premises adequately staffed with well-trained personnel for efficient first class service, and adequately stocked with new "in season" merchandise in good condition and displayed in a professional and tasteful manner. Tenant agrees that storage and office space in the Premises shall be limited to that necessary for, and used in conjunction with, the business provided in Article 1 to be conducted in the Premises. Sales and services permitted under Article 1 shall be provided only on a retail basis to the general public. Tenant shall not use the Premises for catalogue sales.

         D. TRADE NAME AND RADIUS RESTRICTIONS. Tenant shall conduct Tenant's business only under the trade name set forth in Article 1. Tenant and Tenant's affiliates, owners and subsidiaries shall not directly or indirectly own, operate, control, engage or have a financial interest in any business similar to that authorized to be conducted hereunder (including a department or concession in another store), or use or permit the use of the same or similar trade names, within the area set forth in Article 1, provided, however, that nothing herein shall prevent the operation of any of Tenant's existing stores under their present trade names, or require that Tenant violate any Law.

         E. VIOLATION OF REQUIREMENTS. The parties agree that Tenant's obligations under this Article go to the essence of the parties' agreement hereunder, and that any failure to perform such obligations will result in damages to Landlord that are extremely difficult and impractical to determine and for which Landlord's remedies at law will not be adequate. Accordingly, as a fair and reasonable estimate and liquidation of Landlord's damages and not a penalty, if Tenant fails to perform any obligations under this Article during any portion of any day of the Term, Tenant shall pay Landlord as additional Rent an amount equal to 50% of the Minimum Rent then in effect prorated on a per diem basis. Acceptance by Landlord of such liquidated damages shall not be deemed permission for Tenant to continue such violation, and shall not preclude Landlord from seeking any other remedy (other than damages) for such violation including, without limitation, specific performance or termination of this Lease or Tenant's right to possession as described in Article 22.

                                   ARTICLE 9

                   PROMOTION OF CENTER AND TENANT'S BUSINESS

         A. PROMOTION FUND. Tenant shall pay Landlord the monthly Promotion Fund Charge set forth in Article 1, subject to increases as described below (the fund created by such charges and any similar charges paid by other tenants or parties shall be referred to herein as the "Promotion Fund"). Landlord shall use the Promotion Fund to promote, advertise and market the Center through television, radio, newspaper or other media, or through other non-media promotions or events. Although Landlord may appoint a committee of representatives from one or more tenants or Majors to advise Landlord concerning the use of the Promotion Fund, Landlord reserves the right to use the Promotion Fund for the foregoing purposes in Landlord's sole discretion. Tenant shall also pay a non-recurring supplemental Promotion Fund Charge equal to twelve (12) times the monthly amount: (i) upon Tenant's execution of this Lease, and (ii) each time Landlord spends at least $1,000,000 expanding or renovating the Center from time to time during the Term upon ten (10) days' written request by Landlord.

         B. MERCHANTS' ASSOCIATION. Landlord may, from time to time in Landlord's sole discretion, require that Tenant participate in a merchants' association for the Center sponsored or designated by Landlord. In such case:
(a) Tenant shall participate as an active member in such association, (b) Tenant shall continue to pay the Promotion Fund Charge to Landlord, and such Promotion Fund Charge shall be deemed to satisfy any obligations of Tenant to pay regular monthly dues to such association, (c) Landlord shall turn over such Promotion Fund Charge to the association, or at Landlord's option shall continue to use the same or a portion thereof in conjunction with or on behalf of the association for the purpose of promoting, advertising and marketing the Center, and (d) Tenant shall pay any special assessments and participate in any joint advertising or promotional events sponsored by such association, and shall comply with all other requirements of such association.

         C. MEDIA FUND; JOINT ADVERTISING. Tenant shall pay Landlord the monthly Media Fund Charge set forth in Article 1, subject to increases as described below (the fund created by such charges and any similar charges paid by other tenants or parties shall be referred to herein as the "Media Fund"). Landlord shall use the Media Fund to supplement any Promotion Fund or in order to promote, advertise and market the Center through television, radio, newspaper or other electronic or print media, in Landlord's sole discretion. Landlord may, from time to time in Landlord's sole discretion and until further notice, reduce the Media Fund Charge and in lieu thereof require that Tenant spend an amount not exceeding such reduction on joint advertising prepared, established, sponsored or required for the Center by Landlord (with such design and content as Landlord shall reasonably approve in advance).

         D. PAYMENTS, INCREASES, AND UNUSED FUNDS. Tenant shall pay the Promotion Fund Charge and Media Fund Charge in advance on or before the first day of each calendar month during the Term. The Promotion Fund Charge and Media Fund Charge shall be subject to increases effective each January 1 during the Term or at such other times as Landlord may reasonably determine. Landlord shall determine each increase based on the percentage increase in the CPI from the Commencement Date through the latest date for which a current index is available prior to the scheduled increase. Notwithstanding the foregoing, in the case of the Media Fund Charge, Landlord may use the percentage increase in the electronic, print and outdoor advertising rates of the media utilized by Landlord over such rates for the preceding year in the media market in which the Center is located. In no event shall the Promotion Fund Charge or Media Fund Charge ever be reduced, even if the CPI or advertising rates decrease for any given period. Any amounts of the respective Funds remaining after the end of any calendar year shall be used by Landlord in subsequent years, and Landlord shall have no obligation to refund any unused amounts to Tenant after expiration of this Lease or otherwise whatsoever.

         E. TENANT ADVERTISING. In order to help maximize Gross Sales, Tenant agrees to spend an amount equal to at least two percent (2%) of Tenant's Gross Sales to advertise Tenant's business in the Premises in the market area in which the Center is located during each Lease Year. Such amount shall be in addition to the Promotion Fund Charge and Media Fund Charge. Tenant shall provide Landlord with evidence of such advertising costs as Landlord shall reasonably request from time to time. In any of Tenant's advertising and publicity programs in the market area in which the Center is located, Tenant shall include the Premises so as to receive at least as much publicity as other stores owned or operated by Tenant in such market area. All references to Landlord or the Center in such programs shall be in good taste and shall identify the Center by the name designated by Landlord from time to time.


         F. LANDLORD'S EXPENSES. Landlord shall be reimbursed out of the Promotion Fund or by any merchants' association for all costs and expenses incurred by Landlord in administering such Funds or in providing services to such association, including without limitation, costs for performing or procuring services for audits, tax filings and bookkeeping, and the compensation, benefits and related expenses for a marketing director and staff, rental value of space in the Center used by the same, all office equipment, utilities and supplies, postage and travel expenses in connection therewith, and the cost of all Center advertisements and promotional and marketing activities and events.

                                   ARTICLE 10

                                   UTILITIES

         A. UTILITIES PROVIDED BY TENANT. Tenant shall: (i) make application in Tenant's own name for all utilities not provided by Landlord,
(ii) comply with all utility company regulations for such utilities, including requirements for the installation of meters, and (iii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company. The term "utilities" for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, HVAC, and all taxes or other charges thereon. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord's option shall repair, alter or replace any such existing items (or Tenant shall share the costs thereof for any HVAC unit or hot water heater shared with other tenants as described in Article 11). Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition, as further provided in
Article 11. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 7. Tenant shall ensure that all HVAC equipment is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation. Tenant shall at all times keep the Premises sufficiently heated or air-conditioned such that heated or chilled air is not drawn to or from the Premises.

         B. UTILITIES PROVIDED BY LANDLORD. Landlord reserves the right from time to time to provide any or all utilities to the Premises. In such case, Tenant shall pay such charges as Landlord may establish from time to time, which Landlord may determine on a per square foot basis applicable to the square footage of the Premises as a monthly charge, or which Landlord may determine based on the quantity of utilities used or consumed at the Premises on a monthly or other regular basis. Such charges shall not exceed the rates, if any, that Landlord is permitted to charge pursuant to applicable Law. In addition, if Landlord establishes charges based on consumption or use: (i) such charges shall not be in excess of the rate that Tenant would be charged directly by the utility company serving the general area in which the Center is located, (ii) if the Premises are separately metered for such utilities, Tenant shall pay for amounts of such utilities based on such meters, and (iii) if the Premises are not separately metered for such utilities, Tenant shall pay for amounts of such utilities based on the reasonable estimates of Landlord's engineer or consultant, or at Landlord's election, shall pay Landlord's cost for installing separate meters, and shall thereafter pay based on such meters. If no such charges are established by Landlord, then the cost of such utilities shall be included as part of Center Expenses. Except to the extent prohibited by applicable Law, Landlord may also impose a reasonable administrative charge to cover meter-reading and other overhead expenses. All such charges shall be payable as additional Rent ten (10) days after billed by Landlord. Landlord may discontinue providing any utilities then being provided by Landlord upon ten (10) days' advance written notice to Tenant (in which case Tenant shall obtain such utilities directly from the applicable utility company}. If Landlord supplies ventilated air or chilled or heated air or water for air-conditioning or heating of the Premises, Landlord may nevertheless require that Tenant at Tenant's expense maintain, repair and replace any portion of the systems and equipment therefor exclusively serving the Premises, including without limitation any air handling equipment, ductwork and lines.

         C. INTERRUPTIONS. Landlord does not warrant that any utilities provided by Landlord will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of such shortage, failure, variation, or interruption, including without limitation, loss of profits, business interruption or other incidental or

                                   ARTICLE 11

                       MAINTENANCE AND REPAIR OF PREMISES

         A. TENANT MAINTENANCE AND REPAIRS. Tenant shall keep the Premises in good working order, repair and condition (which condition shall also be clean, sanitary, sightly and free of pests and rodents, and which repairs shall include necessary replacements and capital expenditures and compliance with all Laws now or hereafter adopted), except to the extent provided to the contrary in Article 14 respecting casualty damage. Tenant's obligations hereunder shall include but not be limited to Tenant's trade fixtures and equipment, security gates, ceilings, walls, storefront, entrances, signs, interior decorations, floor-coverings, wallcoverings, entry and interior doors, exterior and interior glass, plumbing fixtures, light fixtures and bulbs, keys and locks, fire extinguishers and fire protection systems, and equipment and lines for water, sewer (including free flow up to the common sewer line), HVAC, electrical, gas, steam, sprinkler and mechanical facilities, and other systems and equipment which serve the Premises exclusively whether located within or outside the Premises, and all alterations and improvements to the Premises whether installed by Landlord or Tenant. Tenant shall also at Landlord's option perform or reimburse Landlord for any repairs, maintenance and replacements to areas of the Center outside the Premises caused as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise caused by Tenant or any other occupant of the Premises, or any of their employees, agents, invitees or contractors. Any repairs or other work by Tenant hereunder shall be deemed "Work" under Article 7, and shall be subject to ail of the requirements thereunder, including Landlord's prior written approval. Tenant shall provide Landlord with evidence that any Work required hereunder has been performed from time to time within five (5) days after Landlord's request therefor.

         B. HVAC MAINTENANCE. If the Premises are served exclusively by any HVAC units or other systems or equipment, Tenant shall enter annual, written maintenance contracts with competent, licensed contractors reasonably approved or designated by Landlord. Such contracts shall include, and Tenant shall require that such contractors provide: (i) inspection, cleaning and testing at least monthly for HVAC units and semi-annually for other systems and equipment (or more frequently if required by applicable Law or if reasonably required by Landlord), (ii) any servicing, maintenance, repairs and replacements of filters, belts or other items determined to be necessary or appropriate as a result of such inspections and tests, or by the manufacturers' warranty, service manual or technical bulletins, or otherwise required to ensure proper and efficient operation, including emergency work, (iii) all other work as shall be reasonably required by Tenant, Landlord or Landlord's insurance carriers, (iv) a detailed record of all services performed, and (v) an annual service report at the end of each calendar year (Tenant shall provide Landlord with a copy of such annual reports promptly upon Tenant's receipt thereof). Not later than thirty (30) days prior to the Commencement Date and annually thereafter, Tenant shall provide Landlord with a copy of all maintenance contracts required hereunder, and written evidence reasonably satisfactory to Landlord that the annual fees therefor have been paid. Such maintenance contracts represent part of Tenant's obligations under this Article, and shall not be deemed to limit Tenant's general obligations to keep any HVAC equipment and other systems and equipment hereunder in good working order, repair and condition as further described in Paragraph A, above.

         C. SHARED EQUIPMENT. If the Premises are served by one or more HVAC units or other such systems or equipment that also serve one or more other tenants, Tenant shall at Landlord's option made by Landlord from time to time in writing either: (a) make arrangements directly with such tenant or tenants to reasonably share responsibility and expenses for inspection, maintenance, repairs, operation and replacements of such items, or (b) reimburse Landlord for Tenant's reasonable share of all costs incurred by Landlord in making such arrangements or performing such work (such share to be based on the ratio of the square footage of the Premises to the square footage of the areas leased to such other tenant or tenants, or at Landlord's option such other factors as Landlord shall deem reasonable).

         D. LANDLORD MAINTENANCE AND REPAIRS. Landlord shall keep the roof above, foundation, exterior walls other than storefront, common utility lines to the point of connection for Tenant, and structural portions of the Premises in good working order and repair (the cost of which shall be included in Center Expenses, to the extent described in Article 28), provided that Tenant shall give Landlord reasonable prior notice of the necessity for such repairs, and further provided that any damage thereto shall not have been caused by any act or omission of, or violation of this Lease by, Tenant or any other occupant of the Premises, or any of their employees, agents, invitees or contractors, in which event Landlord may perform or require that Tenant perform such repairs as provided above (without limiting Landlord's other remedies therefor).

                                   ARTICLE 12

                                  COMMON AREAS

         A. USE OF COMMON AREAS. Tenant may use the Common Areas to which, and for the purposes for which, other tenants at the Center are given access during the Term,

         (1) The Common Areas shall be used by Tenant and Tenant's employees and invitees on a non-exclusive basis in common with employees and invitees of Landlord and other tenants and parties to whom the right to use the Common Areas has been or is hereafter granted.

         (2) Tenant shall not directly or indirectly conduct business in the Common Areas or make any use of the Common Areas which interferes in any way with the use of the Common Areas by other parties.

         (3) Tenant's use of the Common Areas shall be subject to the other provisions of this Lease, including without limitation, the Rules attached as Rider One hereto.

         (4) Tenant's right to use the Common Areas shall terminate upon the expiration or earlier termination of this Lease or Tenant's right to possession of the Premises.

         B. COMMON AREA MAINTENANCE AND CONTROL. Landlord shall administer, operate, clean, maintain and repair the Common Areas, and Tenant shall pay Tenant's Proportionate Share of Landlord's costs therefor as part of Center Expenses. Landlord reserves the right at all times to determine the nature and extent of all Common Areas, and shall have exclusive control and management thereof (except to the extent that Majors or other parties own or control portions thereof). Landlord shall have the right to close all or a portion of the Common Areas to discourage non-customer parking or prevent a dedication thereof to public use or otherwise prevent the acquisition of public rights in such areas, and shall have the right to take such other actions as are further described in Article 21. Landlord reserves the right to use, permit or deny the use of the Common Areas for any purpose which in Landlord's sole opinion may be in the best interests of the Center, including without limitation promotions, events, exhibits, displays, shows and other activities.

         C. INTERRUPTION OF SERVICES OR USE. Landlord does not warrant that any services to, or any use of, the Common Areas will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or other utilities or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of such shortages, failures, variations or interruptions, including without limitation loss of profits, business interruption or other incidental or consequential damages.

         D. DEFINITION OF COMMON AREAS. The term "Common Areas" herein means all areas of the Center which are now or hereafter made available by Landlord from time to time for the general use or benefit of Landlord, any Majors, other tenants at the Center, other parties to whom the right to use the Common Areas has been or is hereafter granted, and their employees and invitees, as such areas currently exist and as they may be changed from time to time. The Common Areas may, at Landlord's election, include areas in adjoining properties which are or become available to Landlord, tenants, employees and invitees of the Center and which are maintained with the Common Areas under any reciprocal easement agreement, operating agreement or other such agreement now or hereafter in effect. Without limiting the generality of the foregoing, the Common Areas may include, as designated by Landlord from time to time, any parking areas and structures (whether in tiers or at, above or below grade), mall enclosures and roofs covering Center buildings, entrances, sidewalks, streets or roadways, passageways, concourses, courts, arcades, service corridors, loading platforms and truck docks, delivery areas, escalators and elevators, ramps, stairs, landscaped and vacant areas, public bathrooms, information and telephone booths, directory signs and equipment, common lighting facilities, drainage areas, lounges and shelters, package pick-up stations, drinking fountains, public comfort and first aid stations, public meeting rooms, auditoriums, bus stops, taxi stands, and all furniture, decorations, fixtures, improvements, Systems and Equipment, and other facilities, located in or serving any of the foregoing, except to the extent reserved for use by one or more designated tenants.

                                   ARTICLE 13

                  INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

         A. REQUIRED INSURANCE. Tenant shall maintain during the Term: (i) commercial general liability insurance, with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease, and with limits of not less than $2,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) per occurrence, (ii) workers' compensation insurance as required by statute, and employer's liability insurance in the amount of at least $500,000 per occurrence, (iii) plate glass insurance covering all plate glass in the Premises and the storefront therefor, and (iv) "all-risk" property damage insurance covering Tenant's inventory, personal property, business records, furniture, floor coverings, fixtures and equipment, and all Work installed by Tenant for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, explosion, business interruption, and water damage of any type, including sprinkler leakage, bursting and stoppage of pipes. All insurance required hereunder shall be provided by responsible insurers rated at least A and 10 in the then current edition of Best's Insurance Guide and shall be licensed in the State in which the Center is located. Tenant's property damage insurance shall include full replacement cost coverage and the amount shall satisfy any coinsurance requirements under the applicable policy. Tenant's insurance shall be primary, and any insurance maintained by Landlord or any other additional insureds hereunder shall be excess and noncontributory. Landlord shall have the right to reasonably increase the amount or expand the scope of insurance to be maintained by Tenant hereunder from time to time.

         B. CERTIFICATES, SUBROGATION AND OTHER MATTERS. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder (and, with respect to liability coverage showing Landlord and Landlord's managing agent for the Center and others designated by Landlord as additional insureds, and with respect to leasehold improvements showing Landlord as an additional named insured). Tenant shall provide such certificates prior to the Commencement Date or Tenant's possession of the Premises or construction of improvements therein (whichever first occurs). Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Such certificates shall state that the coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed so that such waivers of subrogation shall not affect their respective rights to recover thereunder.

         C. WAIVER OF CLAIMS. Except for claims arising from Landlord's intentional or grossly negligent acts that are not covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, fire or other casualty, (iv) the Center, Premises, Systems or Equipment being defective, out of repair, or failing, and
(v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Center. To the extent that Tenant is required to or does carry insurance hereunder, Tenant agrees that Tenant's property loss risks shall be borne by such insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

                                   ARTICLE 14

                                CASUALTY DAMAGE

         A. RESTORATION BY LANDLORD. If the Premises shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to repair the Premises, except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any Landlord's Work under Exhibit B hereto, and Landlord's obligations shall be subject to any governmental requirements or requirements of any Lender and such Lender's right to control, apply or withhold such insurance proceeds. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof.

         B. RESTORATION BY TENANT. If Landlord repairs the Premises as provided herein, Tenant shall repair and replace Tenant's Work, all items required to be insured by Tenant hereunder, and all other items required to restore the Premises to the condition required under Article 11 of this Lease. Tenant shall commence such work within ten (10) days following substantial completion by Landlord of any repairs required by Landlord hereunder and shall proceed diligently therewith to completion. Tenant's work hereunder shall constitute "Work" under Article 7 and shall be subject to all of the provisions thereof. Tenant may close the Premises for business to the extent reasonably required in connection with such Work.

         C. ABATEMENT OF RENT. Landlord shall allow Tenant a proportionate abatement of Minimum Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant, its agents, employees, invitees, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used, and (ii) shall not apply if Tenant or any other occupant of the Premises, or any of their employees, agents, invitees or contractors cause the damage.

         D. TERMINATION OF LEASE. Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease, if the Center is materially damaged by Tenant or any other occupant of the Premises, or any of their agents, employees, invitees or contractors, or if the Center is damaged by fire or other casualty or cause such that: (a) more than 25% of the Premises is affected by the damage, (b) the damage occurs less than one year prior to the end of the Term, (c) any Lender requires that the insurance proceeds or any portion thereof be applied to the Mortgage debt (or terminates the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (d) in Landlord's reasonable opinion, the cost of the repairs, alterations, restoration or improvement work would exceed 25% of the replacement value of the Center or of the portion thereof owned or ground leased by Landlord [whether or not the Premises are affected). In any such case, Landlord may terminate this Lease by notice to Tenant within 120 days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises). Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate this Lease by reason of damage to the Premises or Center.

                                   ARTICLE 15

                                  CONDEMNATION

         If at least 25% of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than 25% of the Premises is taken, but the taking includes a material portion of the Center or of the portion thereof owned or ground leased by Landlord, or (ii) the taking is temporary and will be in effect for less than one year but more than thirty
(30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days' prior written notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall be abated for the period of the taking (but the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is taken, the Minimum Rent, Breakpoint, Taxes, Center Expenses, and Promotion Fund Charge shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for moving expenses and any taking of Tenant's personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any Lender.

                                   ARTICLE 16

                              RETURN OF POSSESSION

         At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in broom-clean condition and good repair, free of debris, and otherwise in the condition required under Article 11, and shall ensure that all signs, vaults, safes, shelving, showcases, mirrors, and movable trade fixtures and personal property have been removed therefrom (subject to Article 36) and that any damage caused thereby has been repaired. All leasehold improvements and other fixtures, such as light fixtures and HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within thirty (30) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and repair any damage to the Premises caused by such removal. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises as required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord hereunder may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. If Landlord arranges for storage of any such property, Landlord shall have a lien against such property for costs incurred in removing and storing the same.

                                   ARTICLE 17

                                  HOLDING OVER

         Tenant shall pay Landlord 200% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant at sufferance, bound to comply with all provisions of this Lease until Tenant vacates the Premises). Landlord shall have the right, at any time after expiration or earlier termination of this Lease or Tenant's right to possession, to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.

                                   ARTICLE 18

               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

         This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Center, and all other encumbrances and matters of public record applicable to the Center, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions (and Tenant shall not act or permit the Premises to be operated in violation thereof). If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Center by power of sale or judicial action). The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

                                   ARTICLE 19

                              ESTOPPEL CERTIFICATE

         Tenant shall from time to time, within fifteen (15) days after written request from Landlord, execute, acknowledge and deliver a statement: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and the dates to which the Minimum Rent, Percentage Rent and other charges hereunder have been paid, and the amount of any Security Deposit, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein, and Landlord acting in good faith shall be authorized as Tenant's attorney-in-fact to execute such statement on behalf of Tenant (which shall not be in limitation of Landlord's other remedies therefor).

                                   ARTICLE 20

                           ASSIGNMENT AND SUBLETTING

         A. TRANSFERS. Tenant acknowledges that Landlord has entered this Lease in order to obtain the unique attraction of Tenant's trade name, the unique services and/or merchandising mix and product lines associated with Tenant's business and the unique combination of Tenant's apparent operating expertise and financial integrity. Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion: (i) assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or extend, renew or modify any sublease, or (iii) permit the use of the Premises by any parties other than Tenant and its employees, whether as licensee, concessionaire, franchisee or otherwise (all of the foregoing are hereinafter referred to collectively as "Transfers" and any party to whom any Transfer is made or sought to be made is hereinafter referred to as a "Transferee"). Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect (which shall not be in limitation of Landlord's other remedies). Whether or not Landlord grants consent, Tenant shall pay $750.00 towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord in connection therewith.

         B. PROCEDURE. If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord, which notice shall include: (a) a reference to the Center, Premises and this Lease, (b) the name and address of the proposed Transferee and a detailed description of the business operation proposed to be conducted in the Premises, (c) the proposed effective date (which shall not be less than 45 nor more than 180 days after Tenant's notice),
(d) the terms of the proposed Transfer, a copy of all documentation pertaining thereto, and a detailed description of any alterations to the Premises required in connection with the Transfer, (e) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, (f) names, addresses, periods of ownership and operation, and reasonable description of all other businesses owned and operated by the Transferee then or within the three (3) previous years, and (g) business and character references and any other information to enable Landlord to determine the retail business experience, financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business, and such other information as Landlord may reasonably require.

         C. CONSENT. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, including without limitation, the purposes for which the Premises shall be used under Article 1, (b) Tenant shall remain fully liable for all obligations under this Lease, including without limitation, those obligations arising before and after the Transfer, and any assignee shall expressly assume all of Tenant's obligations, (c) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, and (d) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Premises by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default hereunder, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease).

         D. RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Premises. Such recapture notice shall cancel and terminate this Lease as of the date stated in Tenant's notice as the effective date of the proposed Transfer, unless Tenant revokes Tenant's notice of proposed Transfer by notice to Landlord within ten (10) days after Landlord's notice of recapture.

         E. INCREASE IN MINIMUM RENT. If Landlord consents to a Transfer, the monthly Minimum Rent shall be increased on the effective date of the Transfer to the greater of: (i) an amount equal to the average total monthly Minimum Rent and Percentage Rent payable by Tenant during the thirty-six (36) months prior thereto (or such shorter period as may have occurred since the Commencement Date), or (ii) an amount equal to the Minimum Rent then in effect multiplied by a fraction, the numerator of which is the CPI then in effect and the denominator of which is the CPI in effect on the Commencement Date; provided, in no event shall the Minimum Rent ever be reduced below the rate of Minimum Rent then in effect or otherwise payable under this Lease. If the Minimum Rent is increased hereunder, there shall be a proportionate adjustment to the Breakpoint.

         F. CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include the following, whether accomplished directly or indirectly:
(a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, in the aggregate on a cumulative basis, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the: (i) dissolution, merger, consolidation or other reorganization of Tenant, (ii) sale or other transfer of more than a cumulative aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (iii) sale, mortgage, hypothecation or pledge of more than a cumulative aggregate of 50% of Tenant's net assets.

                                   ARTICLE 21

                          RIGHTS RESERVED BY LANDLORD

         Except to the extent expressly limited herein, Landlord reserves full rights to control the Center (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

         A. ACCESS TO PREMISES. Landlord and its authorized representatives may: (i) inspect the Premises, (ii) exhibit the Premises to current and prospective tenants, purchasers, lenders, insurers, governmental authorities, and brokers, (iii) place in and upon the Premises or such other places as may be determined by Landlord "For Rent" signs or notices if Tenant shall abandon or vacate the Premises, or at any time during the last 120 days of the Term, (iv) enter or permit entry to the Premises in emergencies or for any other reasonable purpose, or for the purpose of exercising any other rights or remedies expressly granted or reserved to Landlord under this Lease or applicable Law, or to make any repairs, maintenance, improvements or alterations, or other work in or about the Center, and (v) in connection therewith, erect scaffolding and temporary barricades and take into, upon or through the Premises, materials required to perform the same, and if reasonably required, move Tenant's leasehold improvements, fixtures, property and equipment. However, in connection with entering the Premises to exercise any of the foregoing rights, Landlord shall take reasonable steps to minimize any interference with Tenant's business, and following completion of the work, return Tenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible.

         B. RESERVED AREAS. Landlord reserves all rights to use (or grant other parties the right to use) and Tenant shall have no right, title or interest in:
(i) the roof of the Center, (ii) exterior non-storefront portions of the Premises (including, without limitation, demising walls and outer walls of the area of the Center in which the Premises are located), (iii) air rights above the Premises and rights to the land and improvements below the floor level of the Premises, and (iv) areas within the Premises necessary for utilities, services, safety and operation of the Center that will not materially interfere with Tenant's use of the Premises, including the Systems and Equipment, fire stairways, and space between the suspended ceiling of the Premises and the slab of the floor or roof of the Center thereabove. If the Premises does not contain a suspended ceiling, the Premises shall extend vertically to the height where, in Landlord's reasonable opinion, a suspended ceiling would otherwise exist, and Landlord reserves the right to install a suspended ceiling and use the area thereabove.

         C. REMEASUREMENT. Landlord reserves the right to remeasure the Premises at any time prior to the end of the second Lease Year. All measurements shall be made from the outside of exterior walls, shaft walls or corridors or the center of any common walls, without deduction for columns, stairs or other interior construction or equipment, and shall include any basements and mezzanines in the Premises. If any remeasurement determines that the Premises contain a different number of square feet than set forth in
Article 1, the Minimum Rent, Breakpoint, Center Expenses, Taxes, Promotion Fund Charge, and Security Deposit shall be adjusted retroactively and prospectively on a pro rata basis to reflect the number of square feet determined by such remeasurement. Upon either party's request, the revised square footage shall be confirmed in an amendment to this Lease signed by both parties.

         D. ACCESS TO CENTER. Landlord may prevent or restrict access to the Center or designated portions thereof by such security procedures as Landlord may from time to time impose on days and hours when the Center is, or portions thereof are, closed for business to the public. Landlord reserves the right to control, prevent access by and remove, any person whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Center, or who in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs.

         E. EMERGENCY CLOSINGS. Landlord shall have the right (but not the obligation) to limit or prevent access to all or any portion of the Center, shut down elevator and escalator service, activate emergency controls or procedures, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of tenants or other occupants of the Center or the protection of the Center or other property located thereon or therein, in case of fire or other casualty, riot or other civil disorder, strike or labor unrest, public excitement or other dangerous condition, or threat thereof.

         F. OTHER TENANTS. Landlord reserves the right to lease any portion of the Center to such other tenants as Landlord, in Landlord's sole discretion, deems appropriate, whether or not engaged in the same or similar business for which Tenant is permitted to use the Premises under this Lease. Tenant acknowledges that Landlord has made no representations as to the presence of any specific tenant or number or types of tenants at the Center as of or after the Commencement Date, hours or days that such other tenants shall or may be open for business, or gross sales which may be achieved by Tenant or any other tenants at the Center. A vacation or abandonment of its premises or cessation of business in the Center by any other tenant or occupant shall not release or excuse Tenant from Tenant's obligations under any provision of this Lease.

         G. INSUFFICIENT GROSS SALES. If for any Lease Year commencing with the third Lease Year, Tenant's Gross Sales are less than the Breakpoint for such Lease Year, Landlord reserves the right to terminate this Lease. Landlord may exercise such termination right by giving notice to Tenant within 180 days after Landlord receives the final statement of Tenant's Gross Sales for such Lease Year (or 180 days after Landlord completes its audit of such Gross Sales). Such termination shall be effective ninety (90) days after such notice.

         H. CHANGES TO THE CENTER. Landlord reserves the right to: (i) change the name of the Center and the address or designation of the Premises or the building in which the Premises are located, (ii) install, maintain, alter and remove signs on or about the exterior and interior of the Center, (iii) add land, easements or other interests to or eliminate the same from the Center, and grant easements and other interests and rights in the Center to other parties, (iv) add, alter, expand, reduce, eliminate, relocate or change the shape, size, location, character, design, appearance, use, number or height of any permanent or temporary buildings, structures, improvements, surface parking, subterranean and multiple level parking decks, kiosks, planters, pools, waterfalls, parking areas, driveways, landscaped areas and other
Common Areas, change the striping of parking areas and direction and flow of traffic, and convert Common Areas to leasable areas and leasable areas to Common Areas, (v) enclose any mall or other area, or remove any such enclosure, or add one or more additional levels or stories to the Center or any portion thereof, whether or not the Premises are contained therein, and add structural support columns that may be required within the Premises or Common Areas, (vi) relocate any HVAC equipment serving the Premises installed on the roof or other area outside the Premises if Landlord constructs an additional story or level or otherwise alters the Center, and (vii) in connection with the foregoing matters, or with any other inspections, repairs, maintenance, improvements or alterations in or about the Center, or as a result of any casualty, incident, strike, condemnation, act of God, Law or governmental requirement or request, or any other cause, effect scaffolding, barricades, and other structures reasonably required in, or otherwise close, Common Areas or portions thereof, including but not limited to public entry ways and areas, restrooms, stairways, escalators, elevators and corridors. However, in connection with exercising such rights, Landlord shall: (a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis, (b) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises, unless required by Laws or other causes beyond Landlord's reasonable control (and in the event of any permanent material reduction, the Minimum Rent, Breakpoint, Center Expenses, Taxes, and Promotion Fund Charge shall be proportionately reduced), (c) at Landlord's expense, move Tenant's entrance doorway if access thereto is materially impaired, and (d) if Landlord enters the Premises in connection with any of the foregoing matters, comply with Paragraph A above.

     I. TERMINATION OR RELOCATION. Landlord reserves the right to terminate this Lease if Landlord determines that such termination is required in order to demolish or substantially renovate or change the use or character of the Center or the building or portion thereof in which the Premises are located, provided: (i) Landlord shall give Tenant at least ninety (90) days' prior notice, and (ii) Landlord shall pay the direct, out-of-pocket, reasonable expenses of tenant in moving from the Premises to any other location of Tenant within five (5) miles thereof, and an amount equal to the unamortized costs of Tenant's improvements and non-removable fixtures in the Premises on the effective termination date using straight-line amortization over ten (10) years. Landlord also reserves the right to substitute for the Premises other premises (herein referred to as the "new premises") at the Center, provided:
(a) the new premises shall be similar to the Premises in square footage, and Landlord shall improve or reimburse Tenant's direct, out-of-pocket reasonable expenses of improving the new premises so that it is substantially similar to the Premises, (b) Landlord shall give Tenant at least thirty (30) days' notice before making such change, and the parties shall execute an amendment to the Lease confirming the change within thirty (30) days after either party shall request the same, and (c) if Tenant shall already have taken possession of the Premises. Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises. Landlord may also terminate this Lease if any rent control law or ordinance is enacted which requires reductions in any Rent payable hereunder or which prohibits, or reduces the amount of, any increase in Rent provided for in this Lease.

                                   ARTICLE 22

                              LANDLORD'S REMEDIES

     A. DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after notice, (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent, unless such failure is cured within any period of time, but in no event more than fifteen (15) days following notice (or such additional time as may be required due to Unavoidable Delays as described in
Article 28), (iii)(a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debt, (f) Tenant's or any Guarantor's insolvency or admission of any inability to pay its debts as they mature, or
(iv) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord relating to the Center which is not cured within the time permitted for cure thereunder. Failure by Tenant to comply with the same term or condition of this Lease on two occasions during any twelve month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute an incurable Default. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may at any time and from time to time elect to comply with such notice and cure periods as may be provided by Law in lieu of the notice and cure periods provided herein.

     B. REMEDIES. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provisions of this Lease:

     (1) Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, any such action shall be deemed a termination of Tenant's right to possession only). In such event, Landlord may recover from Tenant: (i) any unpaid Rent as of the termination date, (ii)the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b)the reasonable rental value of the Premises under a lease substantially similar to this Lease for the balance of the Term, taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph I below) that Landlord may incur in order to enter such replacement lease, and
(iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant's obligation for Percentage Rent shall be projected based on Tenant's average annual Gross Sales for the 36 months (or lesser period, if 36 months of the Term have not expired) preceding Tenant's Default, and Tenant's obligations for Taxes, Center Expenses, and Promotion and Media Fund Charges shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the termination date. The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to the then present value.

         (2) Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, any such action shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph I, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation, all Costs of Reletting (as defined in Paragraph I). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant's right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by written notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

         C. MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable Law. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required by applicable Law to mitigate damages under this Lease: (a) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Center, (b) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Center before reletting all or any portion of the Premises, and (c) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described in clause B(1), above. In recognition that the value of the Center depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Center at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

         D. RELETTING. If this Lease or Tenant's right to possession is terminated, or Tenant vacates or abandons the Premises, Landlord may: {i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion, directly or as Tenant's agent (if permitted or required by applicable law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph I hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof.

         E. SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant's obligations for Percentage Rent, Taxes, Center Expenses, and Promotion and Media Fund Charges herein that would have accrued thereafter shall be projected in the manner described in Section B(1) above); provided the Rent so accelerated shall be discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to the then present value, and Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all Costs of Reletting) thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

     F. LATE CHARGES AND INTEREST. Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, if any portion of Rent is not received when due. If Landlord rightfully issues a Notice of Default to Tenant, Tenant shall pay Landlord an additional service charge in the amount of One Hundred Dollars ($100.00). In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

     G. LANDLORDS' CURE OF TENANT DEFAULTS. If Tenant fails to perform any obligation under this Lease for five (5) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to fifteen percent (15%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

     H. BAD RENT CHECKS. If during the Term, as it may be extended, Landlord receives two (2) or more checks from Tenant which are returned by Tenants' bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any bad checks shall be borne by Tenant.

     I.   OTHER MATTERS. No re-entry or repossession, repairs, changes,

alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of the Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied, at Landlord's option: first, to the Costs of Reletting, second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, third, to the payment of all interest and service charges accruing hereunder, fourth, to the payment of Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises (whether to prevent damage or to prepare the Premises for reletting), brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant.
The times set forth herein for the curing of violations by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease or Tenant's right to possession after this Lease or Tenant's right to possession is terminated based on a Default by Tenant.

                                   ARTICLE 23

                            LANDLORD'S RIGHT TO CURE

     If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant or such additional time as may be required due to Unavoidable Delays. If Landlord shall fail to cure within the time permitted for cure herein, Landlord shall be subject to such claims for damages and remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, Tenant shall have no right to self-help to perform repairs for any other obligation of Landlord, and shall have no right to withhold, set off, or abate Rent.

                                   ARTICLE 24

                                 INDEMNIFICATION

     Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys' fees arising from or relating to any violation of Law, loss of life, diminution in value of the Center, damage or injury to persons, property or business occurring in, about or from the Premises, or directly or indirectly caused by or in connection with any violation of this Lease or use of the Premises or Center by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, invitees or contractors. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 7, the use or consumption of any utilities in the Premises under Article 10, any repairs or other work by or for Tenant under
Article 11 and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 26 (whether or not such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees.

                                   ARTICLE 25

               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

     Landlord shall have no obligation to provide any safety or security devices, services or programs for Tenant or the Center and shall have no liability for failure to provide the same or for inadequacy of any measures provided. However, Landlord may institute or continue such safety or security devices, services and programs as Landlord in its sole discretion deems necessary. The costs and expenses of instituting and maintaining such devices, services and programs shall be borne by Tenant as a part of Center Expenses, or as a separate, additional charge to Tenant based on Tenant's Proportionate Share or such other reasonable factors as Landlord shall determine. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and enhance safety, may not in given instances prevent theft or other injurious acts or ensure safety of parties or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented, is assumed by Tenant wish respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such acts and other losses, beyond that described in Article 13. Tenant agrees to cooperate in any safety or security program developed by Landlord or required by Law.

                                   ARTICLE 26

                               HAZARDOUS MATERIALS

     A. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Materials" (as defined below) upon or about the Center, or permit Tenant's employees, agents, contractors, invitees and other occupants of the Premises to engage in such activities upon or about the Center. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 1, provided: {a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers' instructions therefor, {b) such substances shall not be disposed of, released or discharged in the Center, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, {c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), (d) any remaining such substances shall be completely, properly and lawfully removed from the Center upon expiration or earlier termination of this Lease, and (e} for purposes of removal and disposal of any such substances, Tenant shall be named as the owner and generator, obtain a waste generator identification number, and execute all permit applications, manifests, waste characterization documents and any other required forms.

     B. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the Presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Material on the Premises, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises or in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises, Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

     C. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Center in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Center and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. If any Hazardous Material is released, discharged or disposed of on or about the Center and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 14 to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.


                                   ARTICLE 27

                           CAPTIONS AND SEVERABILITY

     The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party.


                                   ARTICLE 28

                                  DEFINITIONS

     A. "Center" shall mean the building or structure in which the Premises are located and any other buildings or structures owned or ground leased by Landlord from time to time and operated in conjunction therewith, whether or not shown on Exhibit A hereto, together with the Common Areas, and all parcels or tracts of land owned or ground leased by Landlord form time to time on which all or any portion of the foregoing items are located and any fixtures, Systems and Equipment, furniture and other personal property owned or leased by Landlord located thereon or therein and used in connection therewith. "Center" shall also include, at Landlord's election from time to time, Majors and other buildings, structure and parcels or tracts of land owned by other parties which adjoin the other areas of the Center or the Common Areas.

     B. "Center Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any calendar year any portion of which occurs during the Term in connection with the management, repair, maintenance, replacement, insurance and operation of the Center, including, without limitation, any amounts paid for: (a) utilities, including but not limited to electricity, power, gas steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate and manage the Center, and costs of complying with other legal requirements, including, without limitation, the "ADA" (as described in Article 39), (c) insurance applicable to the Center, which may include without limitation, commercial liability insurance for personal injury, death, property damage, defamation and false arrest, "all risk" insurance on the Center, including without limitation, earthquake, flood, boiler and rent loss coverage, automobile, worker compensation and employer liability insurance,
(d) supplies, materials, tools, equipment, and vehicles used in the operation, repair, maintenance and security, floor care and cleaning, landscaping, and other services for the Center, including rental, installment purchase and financing agreements therefor and interest thereunder, (e) accounting, legal, inspection, consulting and other services, (f) wages, salaries, bonuses, and other compensation and benefits for any manager, personnel and other parties engaged in the operation maintenance or security of the Center, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, data or payroll processing expenses relating thereto (if the manager or other personnel are located off-site and handle other properties, the foregoing expenses shall be allocated appropriately between the Center and such other properties), (g) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any development of which the Center is part,

(h) alarm monitoring and security service, janitorial service, trash removal, removal of ice and snow (and salting and sanding in connection therewith), (i) parking surcharges or fees that may result from any environmental or other Law or guideline, and the cost of obtaining, providing and operating public transportation or shuttle bus systems to bring customers or workers to or from the Center if required by such Laws or guidelines, or if otherwise deemed desirable by Landlord, (I) the costs of operating and maintaining any on-site office at the Center, including without limitation, the fair rental value thereof, telephone charges, postage, stationery and photocopying expenses, (k) music programs and equipment, whether rented or purchased, (I) telephone directory listings for the Center, (m) appropriate reserves for operation of the Center and for covering uninsured portions, including deductible amounts, of casualty damage and general liability claims relating to the Center, (n) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of: (i) elevators, escalators, fire exits and stairways, (ii) sidewalks, curbs, gutters, guardrails, bumpers, fences, flagpoles, flags, banners, bicycle racks, Center identification and pylon signs, directional signs, traffic signals and markers, including those located off-site but installed for the benefit of the Center, (iii) parking structures, parking lots, loading and service areas and driveways (including sweeping, cleaning, re-striping, repairing, sealing, re-surfacing and replacement), (iv) storm and sanitary drainage systems, including disposal plants, lift stations and detention ponds and basins, (v) irrigation systems, (vi) any Systems and Equipment, (vii) interior and exterior planting, replanting and replacement of flowers, shrubbery, plants, trees, grass, sod and other landscaping, (viii) all portions of buildings, both interior and exterior, in the Center, including without limitation, Common Areas and fixtures, equipment and other items therein or thereon, including but not limited to floors, floor coverings, corridors, ceilings, foundations, walls, wall-coverings, restrooms, lobbies, canopies, skylights, trash and ash cans and receptacles, trash compactors, planters, waterfalls, fountains, pools, benches, furniture, doors, locks and hardware, windows, glass and glazing, (ix) gutters and downspouts, roof flashings and roofs (including repairs and replacements), and (o) an amount equal to fifteen percent (15%) of all of the foregoing costs and expenses as a liquidation of Landlord's general off-site overhead (which amount shall be in addition to the compensation and related expenses for the manager and other aforementioned expenses). The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses. Landlord reserves the right to: (x) determine and bill Tenant's Proportionate Share of insurance costs relating to the Center separately from other Center Expenses, and (y) include Taxes attributable to the Common Areas as a part of Center Expenses rather than determining and billing the same separately. Notwithstanding the foregoing, Center Expenses shall not, however, include:

         (i) interest and amortization on Mortgages, and other debt costs or ground lease payments, if any, except as provided herein; depreciation of buildings and other improvements (except permitted amortization of certain capital expenditures as provided below); improvements, repairs or alterations to spaces leased to other tenants; the cost of providing any service directly to and paid directly by, any tenant; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Center Expenses in the year in which received); and

         (ii) capital expenditures, except those: (a) made primarily to reduce Center Expenses, or to comply with any Laws or other governmental requirements, or (b) for repairs or replacements (as opposed to additions or new improvements, except that Landlord shall be permitted to include new improvements involving pylon or other signs for the Center or the upgrading or addition of lights in the parking and other Common Areas); provided, all such permitted capital expenditures (together with reasonable finance charges) shall be amortized for purposes of this Lease over three (3) years. Tenant shall be responsible for Tenant's Proportionate Share of such permitted amortization of capital expenditures during the Term, including any remaining amortization of permitted capital expenditures made prior to the Commencement Date.

         C. "Common Areas" shall have the meaning specified therefor in Article 12.

         D. "CPI" shall mean the Consumer Price Index for All Urban Consumers, All Items (Base year 1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics, All City Average. If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained hereunder if the CPI were not so revised. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, Landlord shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by a governmental agency, major bank, other financial institution, university or recognized financial publisher.

         E. "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

         F. "Gross Sales" shall have the meaning specified therefor in Article
3.

         G. "HVAC" shall mean heating, ventilating and air-conditioning.

         H. "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, Lenders, agents, affiliates, successors and assigns.

     I. "Law or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Center is located, and decisions of federal courts applying the Laws of such state, at the time in question.

     J. "Lease Year" shall mean each calendar year or portion thereof during the Term, and any initial or final partial years are sometimes referred to herein as "Partial Lease Years"; provided, Landlord reserves the right to change the "Lease Year" to each consecutive twelve month period commencing on the Commencement Date or such other date as Landlord shall designate by notice to Tenant.

     K. "Lender" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

     L. "Major" shall mean any store of any type in excess of 25,000 square feet of rentable area in, or at Landlord's election from time to time adjoining, the Center, whether in buildings or on parcels owned by Landlord or other parties.

     M. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Center or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

     N.   "Rent" shall have the meaning specified therefor in Article 4.

     O. "Systems and Equipment" shall mean any plant, machinery, transformers, ducts, cables, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of any electrical, gas, steam, plumbing, water, sewer, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Center, except to the extent that any of the same serves any tenant exclusively or is subject to shared tenant use as described in Article 11.

     P. "Taxes" shall mean all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether foreseen or unforeseen, general, special, ordinary or extraordinary (unless required to be paid by Tenant under Article 4), respecting the Center, including without limitation, real estate and other ad valorem taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including, without limitation, gross receipts taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Center which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided in Article 5). Notwithstanding the foregoing, taxes shall not include excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Center). If the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Center shall be included within the term "Taxes", except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Center (whether based on a sale, change in ownership or refinancing of the Center or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. In addition, Landlord may include in Taxes any actual, out-of-pocket expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes (including without limitation, fees for attorneys, consultants, appraisers and other experts) in the calendar year such expenses are paid.

     Q. "Tenant's Proportionate Share" shall be a fraction equal to the rentable square footage of the Premises set forth in Article 1 (as the same may be remeasured pursuant to Article 21) divided by the total square footage of all rentable floor space in the Center; provided Landlord may exclude from such rentable floor space of the Center, at Landlord's option, any portions of the
Center: (i) not occupied and open for business during all or any portion of the subject year, (ii) leased to or used by other parties as Majors, theaters, restaurants, kiosks, storage areas, or premises which do not front on any enclosed mall area of the Center, where such parties are not required to pay a full pro rata share of Center Expenses or Taxes, as the case may be, pursuant to a lease or other agreement with Landlord, and (iii) with respect to Taxes, areas of the Center for which separate Tax bills are received and which are the sole responsibility of separate parties pursuant to a lease or other agreement with Landlord; provided, Landlord shall also deduct from Center Expenses or

Taxes, as the case may be, all amounts received from such excluded parties for Center Expenses or Taxes. If the Center shall be part of or shall include a group of buildings or structures collectively owned or managed by Landlord or its affiliates, or shall include any space used for office, medical, dental or other non-retail purposes, Landlord may determine separately and allocate Taxes or Center Expenses between such buildings and structures and the parcels on which they are located, and between the retail and non-retail areas of the Center, in accordance with sound accounting and management principles, in which event Tenant's Proportionate Share shall be based on the ratio of the rentable area of the Premises to the rentable floor space of the buildings, structures or areas for which Landlord separately determines such Taxes or Center Expenses, subject to the adjustments set forth above.

        R. "Unavoidable Delays" shall mean delays due to strike, lockouts, labor troubles, inability to procure labor or materials or reasonable substitutes therefor, failure of power, governmental requirements, restrictions or Laws, fire or other casualty, damage, war, or civil disorder, or other causes beyond the reasonable control of the party delayed; provided, Unavoidable
Delays hereunder shall not include delays resulting from changes in economic or market conditions, or financial or internal problems of the parties or problems that can be satisfied by the payment of money. As a condition to Tenant's right to claim an Unavoidable Delay, Tenant shall notify Landlord within seven
(7) days after the delay occurs and on at least a weekly basis thereafter describing in reasonable detail the nature and the status of tenant's diligent efforts to end the delay.

                                  ARTICLE 29

                                    RULES

        Tenant shall comply with all of the rules which are set forth in Rider On attached to the Lease, as the same may be amended or supplemented hereunder (the "Rules"). Landlord shall have the right by notice to Tenant or by posting at the Center to reasonably amend such rules and supplement the same with other reasonable Rules relating to the Center or the promotion of safety, care, cleanliness or good order therein. Nothing herein shall be construed to give Tenant or any other party any claim against Landlord arising out of the violation of such Rules by any other tenant, occupant or visitor of the Center, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

                                  ARTICLE 30

                                  NO WAIVER

        No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay any other act or omission of either party. No waiver by either party of any provision of the Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent respecting any action by Tenant all not constitute a waiver of the requirement for obtaining Landlord's consent respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any party other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any transfer.


                                  ARTICLE 31

             ATTORNEYS' FEES, COUNTERCLAIMS, VENUE AND JURY TRIAL

        If Landlord or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation commenced by or against Tenant and are not found to be at fault, Tenant shall pay all costs, expenses and reasonable attorneys' fees incurred by Landlord or any such party in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred by Landlord in successfully enforcing this Lease, IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER AND ANY RIGHTS TO A TRIAL BY JURY UNDER ANY STATUTE, RULE OF LAW OR PUBLIC POLICY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS LEASE, THE PREMISES OR THE CENTER. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. If Landlord commences any detainer suit, summary proceedings or other action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions, removal to chancery or otherwise, any counterclaim, claim for set-off, recoupment or deduction of Rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed). Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Center, shall be heard, at Landlord's option, in the County where the Center is located.

                                  ARTICLE 32

                           PERSONAL PROPERTY TAXES


        Tenant shall pay before delinquent all taxes, assessments, license fees, charges or other governmental impositions assessed against or levied or imposed upon Tenant's business operations, Tenant's leasehold interest, or based on Tenant's use or occupancy of the Premises, or tenant's fixtures, furnishings, equipment, leasehold improvements, inventory, merchandise, and personal located in the Premises (whether or not title shall have vested in Landlord pursuant to any provision hereof). Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord and other parties. If any such items shall be assessed and billed with the property of Landlord or another party, Landlord shall include the same or an appropriate portion thereof in Center Expenses, or shall reasonably allocate the same or an appropriate share thereof between Tenant and such other party (and Tenant shall promptly pay the amount so allocated to Tenant).


                                  ARTICLE 33

                     CONVEYANCE BY LANDLORD AND LIABILITY

        In case Landlord or any successor owner of the Center shall convey or otherwise dispose of any portion thereof in which the Premises are located to another party (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit. Tenant shall attorn to such other party, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Center or the Premises, shall be limited to the interest of Landlord in the Center (and rental proceeds). Tenant agrees to look solely to Landlord's interest in the Center (and rental proceeds) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease.



                                  ARTICLE 34

                                   NOTICES

        Except as expressly provided to the contrary in this Lease, every notice, demand or other communication given by either party to the other with respect hereto or to the Premises or Center, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States registered or certified mail, return receipt requested, postage prepaid, addressed if to Tenant, at the address first set forth in the Lease, and if to Landlord, at the address at which the last payment of Rent was required to be made and to JMB Properties Company at 900 North Michigan Avenue, Chicago, Illinois, 60611, Attn: Director of Lease Administration, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the second business day following the date of such mailing or dispatch by national air courier service (or as of any earlier date evidenced by a receipt from such national air carrier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.


                                  ARTICLE 35

                             REAL ESTATE BROKERS

        Tenant shall defend, indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease, other than a broker with whom Landlord has signed a written agreement relating to this Lease.

                                   ARTICLE 36

                      SECURITY DEPOSIT AND LANDLORD'S LIEN

         Tenant shall deposit with Landlord the amount set forth in Article 1 as a Security Deposit upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits a Default, or owes any amount to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit shall not prevent Landlord from exercising any other right or remedy available to Landlord and shall not be construed as liquidated damages. If the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. In the event of bankruptcy or other insolvency proceeding against Tenant or Tenant's guarantor, the Security Deposit shall be deemed automatically applied to the payment of overdue Rent from the earliest time such Rent became overdue prior to the filing of such proceeding. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with Article 16.

         As further security for Tenant's performance under this Lease, to the extent not expressly prohibited by applicable Law, Tenant hereby grants Landlord a lien and security interest in all existing and after-acquired property of Tenant placed in or relating to Tenant's business at the Premises, including but not limited to, accounts receivable, insurance proceeds, good will, contracts, intangibles, fixtures, equipment, inventory, furnishings and personal property, and all proceeds thereof, and all rents and other consideration from any Transfer. Notwithstanding the foregoing, Tenant may freely use, replace and dispose of such property (provided Tenant immediately replaces the same with similar property of comparable or better quality), and receive such rents and consideration, in the ordinary course of Tenant's business, until such time as Tenant shall commit a Default; upon such Default, Tenant's right to remove or use such property shall terminate, and all other parties shall be entitled to rely on written notification thereof given by Landlord without requiring any proof of such Default or any other matter. Tenant agrees to execute such financing statements, collateral assignment of rents and subleases, and other documents necessary to perfect a security interest, as Landlord may now or hereafter reasonably request in recordable form. Landlord may at its election at any time execute such a financing statement and collateral assignment as Tenant's agent and attorney-in-fact or file a copy of this Lease as such financing statement and collateral assignment. Landlord shall be entitled hereunder to all of the rights and remedies afforded a secured party under the Uniform Commercial Code or other applicable Law in addition to any landlord's lien and rights provided by applicable Law.

                                   ARTICLE 37

                                 MISCELLANEOUS

         A. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 20 respecting Transfers. However, if Tenant is an individual and dies or becomes incapacitated, Landlord reserves the right to terminate this Lease upon thirty (30) days' advance notice to Tenant or Tenant's legal representative.

         B. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

         C. This Lease shall be construed in accordance with the Laws of the state and county in which the Center is located.

         D. All obligations (including indemnity obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination, except as provided to the contrary in Article 33.

         E. If the Commencement Date is delayed in accordance with Article 2 for more than one year, Landlord may declare this Lease terminated by notice to Tenant, and if the Commencement Date is so delayed for more than three years, this Lease shall thereupon be deemed terminated without further action by either party.

         F. Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

         G. The parties agree that they intend hereby to create only the relationship of landlord and tenant. No provision hereof, or act of either party hereunder, shall be construed as creating the relationship of principal and agent, or as creating a partnership, joint venture or other enterprise, or render either party liable for any of the debts or obligations of the other party, except under any indemnity provisions of this Lease.

         H. Tenant acknowledges that any site or lease plan of the Center attached as an Exhibit hereto shall not be deemed a representation, warranty or agreement by Landlord respecting the Center or any other matter shown thereon other than the approximate location of the Premises, and that Majors and other parties unrelated to Landlord may own or control portions of the Center shown on such Exhibit.

         I. If applicable Laws require that this Lease be in the form of a deed, this Lease shall be deemed a deed of lease for all purposes, and Landlord shall be deemed to have granted and demised the Premises to Tenant for the Term hereof, subject to the other terms and provisions contained herein.

         J. This Lease, and any Riders and Exhibits hereto, have been mutually negotiated by Landlord and Tenant, and any ambiguities shall not be interpreted in favor of either party. Any printed provisions that have been deleted shall not be used to interpret the remaining provisions.

                                   ARTICLE 38

                                     OFFER

         The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of six (6) weeks after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Rent, proceed with any alterations or improvements, and permit Tenant to enter the Premises and make alterations or improvements. If Landlord shall fail to execute and mail or deliver this Lease to Tenant within such period, Tenant may revoke its offer to enter this Lease by sending notice thereof to Landlord before Landlord mails or delivers an executed copy of this Lease to Tenant. In such case, Landlord shall return any Security Deposit and Rent to Tenant, and Tenant shall promptly remove any alterations, improvements, fixtures or personal property made or placed in or upon the Premises by Tenant or its contractors, agents or employees and restore the same to good condition as required under Article 16. If Tenant shall seek to revoke its offer to enter this Lease in violation of the foregoing provisions, Landlord shall have the options of forfeiting and retaining any Security Deposit and Rent theretofore paid, as liquidated damages without executing and delivering this Lease to Tenant, or executing and delivering this Lease to Tenant and enforcing the same as a valid and binding lease agreement.

                                   ARTICLE 39

                        AMERICANS WITH DISABILITIES ACT

         The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. ss. 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Center depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

                                   ARTICLE 40

                                ENTIRE AGREEMENT

         This Lease, together with Riders One through Two, and Exhibits A through D (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect. Without limiting the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord, respecting the present or future condition of the Premises or Center, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein shall be of any force or effect. TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE AND NOT ON ANY REPRESENTATIONS OR WARRANTIES MADE BY LANDLORD CONCERNING THE CONDITION OR SUITABILITY OF THE PREMISES OR CENTER FOR ANY PARTICULAR PURPOSE. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

         IN TESTIMONY WHEREOF, the parties have caused this Lease to be signed under seal by their respective representatives designated below, or if either party is a corporation, it has caused these presents to be signed by its president or other officer designated below, attested by its secretary, and its corporate seal to be affixed, and if the Center is in Washington, D.C., does hereby appoint such president or other officer its true and lawful attorney-in-fact to acknowledge and deliver these presents as its act and deed as of the day and year first above written.

 WITNESS; ATTESTATION
 (TWO FOR EACH SIGNATORY        Witness Our Hands And Seals
 REQUIRED IF CENTER IS
 IN FLORIDA OR OHIO; ONE IF
 CENTER IS IN D.C.):


  /s/ Eileen S. Matthew          LANDLORD:    COUNTRY ISLES ASSOCIATES, an
  --------------------------                  Illinois general partnership

  /s/                                  BY:    ARVIDA/JMB PARTNERS, a
  --------------------------                  Florida general partnership,
                                              its managing partner

                                       BY:    ARVIDA/JMB MANAGERS, INC., a
                                              Delaware corporation, as
                                              general

                                       BY:    /s/ John Baric
                                              --------------------------------
                               NAME TYPED:    John Baric
                                              --------------------------------
                                    TITLE:    Vice President
                                              --------------------------------

  /s/  Charles D. Brecker          TENANT:    HAVANA REPUBLIC W.H., INC., a
  --------------------------                  Florida corporation
  [Seal] Charles D. Brecker

  Ada Valiente-Garcia                  BY:    /s/ Stephen Schatzman
  --------------------------                  --------------------------------
  Ada Valiente-Garcia          NAME TYPED:    Stephen Schatzman
                                              --------------------------------
                                    TITLE:    President
                                              --------------------------------

                                  CERTIFICATE


(IF TENANT IS A CORPORATION)

         I, Alex Gimelstein, Secretary of HAVANA REPUBLIC W.H., INC., Tenant, hereby certify that the officer(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his capacity as PRESIDENT and his action is the action of Tenant.

(Corporate Seal)                                        Alex Gimelstein
                                              --------------------------------
                                                           Secretary

               THIS PAGE IS REQUIRED IF PROPERTY IS IN DELAWARE,
           OKLAHOMA, OHIO, UTAH, WASHINGTON D.C. OR WASHINGTON STATE

                            LANDLORD ACKNOWLEDGMENT

STATE OF___________________ )
                            ) SS.:
COUNTY OF__________________ )

         On this _____ day of __________, 19__, before me, a Notary Public in and for the County and State aforesaid, personally appeared __________________, known to me to be the ______________________________________________________ of
_________________________________________________________________________, a(n)
__________________________________________________, and acknowledged that being authorized so to do, (s)he executed the foregoing instrument on behalf of said entity, as a free and voluntary act, and as the free and voluntary act and deed of said entity, in its capacity described in the foregoing instrument for the Landlord designated therein, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                               _________________________________
                                                          Notary Public

My Commission Expires: _____________________


                             TENANT ACKNOWLEDGMENTS
                                   INDIVIDUAL


STATE OF___________________ )
                            ) SS.:
COUNTY OF _________________ )


         On this _____ day of __________, 19__, before me, a Notary Public in and for the County and State aforesaid, personally appeared _________________ and acknowledged that (s)he executed the foregoing instrument as a free and voluntary act, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                               _________________________________
                                                          Notary Public

My Commission Expires: _____________________


                                  CORPORATION

STATE OF___________________ )
                            ) SS.:
COUNTY OF _________________ )


         On this _____ day of __________, 19__, before me, a Notary Public in and for the County and State aforesaid personally appeared __________________ known to me to be _______________ President of _______________________________,
one of the corporations described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation and caused the corporate seal of said corporation to be affixed thereto, as his/her free and voluntary act, and as the free and voluntary act of said corporation for the uses and purposes therein set forth.


         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                               _________________________________
                                                           Notary Public

My Commission Expires: _____________________

                                  PARTNERSHIP

STATE OF___________________ )
                            ) SS.:
COUNTY OF _________________ )


         On this _____ day of __________, 19__, before me, a Notary Public in and for the County and State aforesaid personally appeared___________________ ______________________________ known to me to be a general partner of the partnership known as ___________________, one of the partnerships described in the foregoing instrument, and acknowledged that being authorized so to do,
(s)he executed the foregoing instrument on behalf of said partnership as a free and voluntary act, and as the free and voluntary act of said partnership, for the uses and purposes therein set forth.


         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                               _________________________________
                                                           Notary Public


My Commission Expires: _____________________

COUNTRY ISLES PLAZA LEASING PLAN
--------------------------------------------------------------------------------






                                    [MAP]

                                   EXHIBIT B

                     DESCRIPTION OF LEASEHOLD IMPROVEMENTS
                            FOR LEASE (THE "LEASE")
                 BETWEEN COUNTRY ISLES ASSOCIATES, AS LANDLORD,
                   AND HAVANA REPUBLIC W.H., INC., AS TENANT,
                              DATED As of 11/1/96

         1. On or before October 31, 1996, Tenant shall cause to be prepared and delivered to Landlord plans and specifications for construction and improvement of and to the Premises, including its interior, and Tenant's signage drawings, all of which are subject to Landlord's approval as set forth in Paragraph 2 below, together with the sum of Three Hundred and No/100 U.S. Dollars ($300) as a plan review fee.

         2. Landlord shall make available to Tenant access to the plans and specifications for the building in which the Premises are to be located to assist Tenant and Tenant's architects in the preparation of plans for the Premises. The plan sketch, the plans and specifications for construction of and improvement to the Premises, including signage, and the general contract for Tenant's improvements, including, without limitation, the general contractor (who must be licensed and properly insured), shall be subject to written approval by Landlord prior to commencement of construction, which approval may be withheld for any reason whatsoever, aesthetic grounds being sufficient. In the event that Landlord shall disapprove the plan sketch, plans and specifications or general contract within thirty (30) days of receipt, Tenant shall modify, change and resubmit the same within fifteen (15) days of notice of disapproval.

         3. Landlord shall deliver the Premises to Tenant on or before October 31, 1996. Upon such delivery of the Premises to Tenant, Tenant shall commence construction of and improvement to the Premises pursuant to the approved plans and specifications therefor, and shall complete the same not later than sixty
(60) days after commencement thereof.

         4. Subcontractors, materialmen, equipment suppliers and others who are directly under contract with Tenant or its agents for improvement of the Premises (collectively "Tenant's Contractor") shall coordinate all activities through the office of Landlord. Tenant's Contractor will not order or consign shipments to the Premises in the Landlord's name. While improving the Premises, Tenant's Contractor shall abide by and all construction shall comply with all applicable Federal, state and local laws, ordinances, regulations, laws, building codes, fire codes and underwriter's codes, including, but not limited to, laws and regulations affecting the safety of persons and property on the Premises, and Tenant, at its expense, shall obtain all permits and licenses required thereby for such construction. Tenant's Contractor and its subcontractors shall conduct their work related to improvement of the Premises in a manner that will not interfere with other work being done on or in the Center.

         5. Tenant's Contractor and its subcontractors shall not knowingly employ men, means, materials or equipment that may cause strikes, work stoppages or disturbances by workmen employed by Landlord or other contractors or subcontractors working on or in connection with the Center. The cause of any such action which is directly attributable to Tenant's Contractor shall cause an immediate removal of such contractor's men, materials and equipment from the Center site within twenty-four (24) hours.

         6. Within ten (10) days of completion of construction of and to the Premises in accordance with the approved plans and specifications therefor, Tenant shall deliver to Landlord a certificate, executed by architect or general contractor and by Tenant or a duly authorized officer of Tenant, setting forth and accompanied by the following, as applicable:

         (a) That construction of and improvement to the Premises have been completed in conformance with the plans and specifications therefor and with all codes and ordinances of applicable governmental authority and that an appropriate certificate of occupancy for the Premises has been issued (all permits for the completion and operation of the Premises are the sole responsibility of Tenant); and

         (b) The actual total sum paid by Tenant for construction of and improvement to the Premises in accordance with the plans and specifications therefor, together with an itemized statement setting forth in reasonable detail the nature and amount of each such cost or expenses; and

         (c) That all contractors, subcontractors, materialmen, suppliers, engineers, architects and other persons (whose names and addresses shall be stated) who have rendered or furnished services or materials (the principal subdivision or categories thereof which shall be stated) have been paid in full, and the several amounts paid to each; and

         (d) That there is no outstanding indebtedness known after due inquiry, which is then due and payable for work, labor, services or materials in connection with construction of and improvement to the Premises which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or statutory construction or other similar lien upon Tenant's leasehold estate or Landlord's interest in the Premises, or the building in which the Premises are located, or any part thereof; and

         (e) An official search or a certificate of a title company approved by Landlord, or other evidence reasonably satisfactory to Landlord, showing that there has not been filed with respect to Tenant's leasehold estate or Landlord's interest in the Premises or the building in which the Premises are located, any vendor's, mechanic's, laborer's, statutory construction or other similar lien which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be withdrawn; and

         (f) A Termination of the Notice of Commencement shall have been properly recorded, with the appropriate final lien waiver, all in statutory form; and

         (g) A copy of the "as-built" plans for the Premises prepared by Tenant's engineer or architect and a certification thereby that the "as-built" plans conform to the plans and specifications for the Premises previously submitted by Tenant and approved by Landlord.

         7. If, during construction of and improvement to the Premises by Tenant, or after completion thereof, Landlord shall find that there are unpaid bills for work, labor, services or materials in connection with construction of and improvement to the Premises by Tenant which might become the basis of a vendor's, mechanic's, laborer's, statutory construction or other similar lien upon Tenant's leasehold estate or Landlord's interest in the Premises, or any part thereof, Landlord may pay such unpaid bill(s), in whole or in part, directly to the person(s) or entity(ies) to which such payments are due, and hold Tenant liable for the same.

         8. If Tenant shall fail to commence construction of and improvement to the Premises, and to complete the same, on or before the Commencement Date, Landlord may, at its option: (a) terminate this Lease, retaining all deposits or advances of rent theretofore made by Tenant as agreed and liquidated damages, it being understood that in such event Landlord will suffer damages, incapable of exact ascertainment; or (b) re-enter upon the Premises and complete construction of and improvement to the Premises, in accordance with the approved plans and specifications therefor, at Tenant's sole cost and expense, which costs and expenses Tenant agrees to pay upon demand.

         9. The Commencement Date of the term of this Lease shall occur regardless of whether construction of Tenant's improvements described herein are completed on or before such date and, in such event, the provisions of
Article 6 shall apply; provided, however, that in the event that the Premises are not delivered to Tenant on or before October 1, 1996, then Landlord shall have no liability therefor and the Commencement Date shall be deemed to be a date that is sixty (60) days after the date Landlord delivers the Premises to Tenant.

         10. During the construction of Tenant's improvements set forth in this Exhibit B. Tenant shall comply with the Construction Regulations attached hereto on Schedule 1, as such rules may be reasonably amended and/or supplemented by other rules from time to time to promote the safe and orderly construction of the Tenant's improvements in the Center. Nothing herein shall be construed to give Tenant or any other party any claim against Landlord arising out of the violations of such rules by any other tenant, occupant or visitor of the Center, or out of the enforcement, modification or waiver of the rules by Landlord in any particular instance.

         11. Prior to delivery of the Premises to Tenant, Landlord shall cause the HVAC, plumbing and electrical systems to be in working order. Tenant's acceptance of the Premises shall be deemed to be conclusive proof that Tenant has accepted such systems in their "as-is" condition and that Landlord has complied with its obligation to cause such systems to be in working order. The work, if any, of Landlord described in this paragraph, shall be deemed to be Landlord's Work and except as set forth in this paragraph, Landlord is not obligated to perform any other work prior to delivery of the Premises to Tenant.


                               LANDLORD:


                               COUNTRY ISLES ASSOCIATES, AN ILLINOIS
                               GENERAL PARTNERSHIP


                               BY:  ARVIDA/JMB PARTNERS, a Florida general
                                    partnership, its managing partner

                               BY:  ARVIDA/JMB MANAGERS, INC., a Delaware
                                    corporation, as general partner

                               By: John Bariz
                                  ----------------------------
                               Name: John Bariz
                                    --------------------------
                               Title: Vice President
                                     -------------------------

                               TENANT:


                               HAVANA REPUBLIC W.H., INC.,
                               a Florida corporation


                               By: Stephen Schatzman
                                  ----------------------------
                               Name: Stephen Schatzman
                                    --------------------------
                               Title: President
                                     -------------------------

                                                                   EXHIBIT C
COUNTRY ISLES PLAZA TENANT GRAPHICS                                SIGN CRITERIA
--------------------------------------------------------------------------------

                                   [DIAGRAM]

COUNTRY ISLES PLAZA TENANT GRAPHICS
--------------------------------------------------------------------------------





                                  [FLOOR PLAN]

COUNTRY ISLES PLAZA TENANT GRAPHICS
-------------------------------------------------------------------------------



                                  [FLOOR PLAN]

COUNTRY ISLES PLAZA TENANT GRAPHICS
------------------------------------------------------------------------------


                                   [DIAGRAM]

COUNTRY ISLES PLAZA TENANT GRAPHICS
------------------------------------------------------------------------------


                                   [DIAGRAM]

COUNTRY ISLES PLAZA TENANT GRAPHICS
------------------------------------------------------------------------------


                                   [DIAGRAM]

COUNTRY ISLES PLAZA TENANT GRAPHICS
--------------------------------------------------------------------------------






                          [THE TOY CHEST DIAGRAM]

COUNTRY ISLES PLAZA TENANT GRAPHICS
--------------------------------------------------------------------------------






                           [THE TOY CHEST DIAGRAM]






                       [MARIA'S CARD AND GIFT DIAGRAM]

                                  EXHIBIT "D"

                                    GUARANTY

         THIS GUARANTY ("Guaranty") is made this ____ day of __________, 1996, by STEPHEN AND FRANCINE SCHATZMAN, whose address is 2101 NE 212th Street, North Miami Beach, Florida 33179 and ALEX AND TOBY GIMELSTEIN, whose address is 21160 NE 22nd Court, North Miami Beach, Florida 33180 (collectively,"Guarantor"), and COUNTRY ISLES ASSOCIATES ("Landlord"), having its principal place of business at 900 North Michigan Avenue, Chicago, Illinois 60611-1957.

         WHEREAS, HAVANA REPUBLIC W.H., INC., a Florida corporation ("Tenant"), having an office at 2101 NE 212th Street, North Miami Beach, Florida 33179, is desirous of becoming the tenant of the space designated as Space 1360 (the "Premises") in the Center known as Country Isles Plaza, Weston, Florida, pursuant to a lease (the "Lease") between Landlord and Tenant dated of even date herewith (all capitalized terms used but not defined herein shall have the meanings assigned to the same in the Lease).

         WHEREAS, Guarantor is a shareholder of Tenant; and

         WHEREAS, Landlord has refused to enter into the Lease unless Guarantor executes and delivers this Guaranty to Landlord;

         NOW, THEREFORE, to induce Landlord to enter into the Lease, and in consideration of the sum of Ten Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor hereby represents, covenants, warrants and agrees as follows:

         1. Guarantor absolutely and unconditionally guarantees to Landlord and any mortgagee having an interest in Landlord's interest in the Lease, and to each separately, punctual, full and faithful performance and observance by Tenant of all of the terms, provisions and conditions of the Lease to be performed and observed by Tenant.

         2. Guarantor waives notice of any breach or default by Tenant under the Lease and any and all other notices and demands. Under no circumstances shall Landlord be required to institute or pursue any action or proceeding at law or in equity against Tenant or anyone else prior to demanding or obtaining performance from Guarantor under this Guaranty.

         3. All rights and remedies afforded to Landlord by reason of this Guaranty are separate and cumulative rights and remedies and it is agreed that no one of such rights or remedies, whether exercised by Landlord or not, shall be deemed to be an exclusion of any of the other rights or remedies available to Landlord and shall not limit or prejudice any other legal or equitable right or remedy which Landlord may have.

         4. Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the covenants to be performed by Tenant, the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

         5. The obligations of Guarantor hereunder shall not be released or diminished by Landlord's failure to enforce the Lease or any waiver under, extension to, or other modification of the Lease or assignment thereof or subletting thereunder.

         6. The liability of Guarantor hereunder shall in no way be affected by
(a) the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings, whether voluntary or involuntary; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future proceedings with respect to bankruptcy or creditors' rights; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment, attempted assignment or transfer of the Lease or any subletting of the Premises by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from an cause whatsoever of the liability of Tenant; (g) any default, failure or delay, willful or otherwise, in the performance of the terms of the Lease to be performed by Tenant; (h) the failure or delay of Landlord to assert any claim or demand or to enforce, assert or exercise any right, power or remedy against Tenant or any other person with respect to the Lease; or (i) any modification, amendment or other change to the terms and provisions of the Lease.

         7. No invalidity, irregularity or unenforceability of all or any part of the terms of the Lease shall affect, impair or be a defense to this Guaranty, and the promise to pay contained in this Guaranty is a primary obligation of Guarantor.

         8. In the case of any proceedings to collect any payment hereunder, Guarantor shall pay all costs and expenses of Landlord whatsoever, of every kind for collection, sale or delivery, including without limitation thereto reasonable attorneys' fees and paralegal fees at all levels, and such sums, at Landlord's election, may be offset against the proceeds of sale or collection and thereafter the Landlord may apply any residue to pay any liabilities of Guarantor, who shall continue to be liable for any deficiency.

         9.  Guarantor covenants and represents that:

                  a. There is no action or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before any court or administrative agency and no event has occurred which might result in any material adverse change in the business condition of Guarantor or in the property of Guarantor from the condition as set forth in the most recent financial statement of Guarantor furnished to Landlord. Guarantor shall deliver to Landlord within ninety (90) days after the end of each calendar year, an audited statement of its net worth prepared in accordance with generally accepted accounting principles applied in a manner satisfactory to Landlord.

                  b. Guarantor has filed all Federal and State Income Tax returns which are required to be filed, and has paid all taxes as shown on said returns to the extent that such taxes have become due.

                  c. Guarantor is not individually or jointly a party to any contract or guaranty which materially and adversely affects its business, property, assets or financial condition (exclusive of guarantees and other similar contingent obligations incurred in the ordinary course of business and generally disclosed on the most recent financial statement of such Guarantor furnished to Landlord). Neither the execution, honor or delivery of this Guarantor nor the fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any other guaranty or instrument to which Guarantor is now a party or by which Guarantor may be bound.

         10. If any of the following events shall occur and be continuing:

                  a. If any representation or warranty by Guarantor herein or any representation or warranty in any writing furnished in connection with or pursuant to this Guaranty shall be false in any respect on the date as of which made; or

                  b. If Guarantor defaults after demand in the performance or observance of any guarantee, covenant, term or condition contained in this Guaranty; or

                  c. If Guarantor makes an assignment for the benefit of creditors; or

                  d. If Guarantor petitions or applies to any tribunal for the appointment of a trustee or receiver of the business, estate or assets or of any substantial portion of the business, estate or assets of Guarantor, or commence any proceedings, relating to Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

                  e. If any such petition or application is filed or any such proceedings are commenced against Guarantor and Guarantor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing any such trustee or receiver, or declaring Guarantor bankrupt or insolvent, or approving the petition in any such proceedings;

         THEN, an event of default under this Guaranty shall have occurred and Landlord, at its option, may declare all sums guaranteed hereunder forthwith due and payable, under the terms of and with the effect provided in this Guaranty, regardless of whether (a) a default by Tenant shall have occurred under the Lease or (b) Landlord shall have exercised any of its rights or remedies under the Lease.

         11. This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by a written instrument signed by Guarantor and Landlord.

         12. Notice of acceptance of this Guaranty, presentment, demand for payment, protest, notice of default or non-payment, notice of dishonor and all other notices and demands are hereby waived by Guarantor.

         13. This Guaranty and the rights and obligations of the Landlord and of Guarantor hereunder shall be governed and construed in accordance with the laws of the State of Florida; and this Guaranty is binding upon Guarantor, its successors and assigns, and shall inure to the benefit of the Landlord, its successors and assigns. Guarantor hereby irrevocably submits to the jurisdiction of any Florida State or Federal Court located in Broward County over any action or proceeding arising out of any dispute between Guarantor and the Landlord, and Guarantor further irrevocably consents to the service of any process in any such action or proceeding by the mailing of a copy of such process to Guarantor at the address set forth herein.

         14. Guarantor hereby agrees and acknowledges that this Guaranty is an instrument for the payment of money, and hereby consents that Landlord, at its sole option, in the event of a default by Guarantor in the payment of any of the moneys due hereunder, shall have the right to bring an action under the summary proceeding statutes of the State of Florida.

         15. Notwithstanding anything contained herein to the contrary, this Guaranty shall only be a guarantee of the obligations and liabilities of the Tenant arising during the first fifteen (15) months of the initial term of the Lease and, thereafter, shall be limited to a guarantee of the obligations and liabilities of the Tenant under the Lease up to and including the date Tenant vacates the Premises (the "Guaranty Term"); it being understood and agreed by Tenant that any claim arising under this Guaranty by Landlord for any obligations or liabilities of Tenant during the Guaranty Term may be made after the expiration thereof.

         16. If there shall be more than one Guarantor, each of the Guarantors agrees to be bound jointly and severally by the terms, covenants, and agreements herein and the word "Guarantor" shall be deemed and taken to mean each and every person or party mentioned as a Guarantor herein, be the same one or more. If there shall be more than one Guarantor, any notice required hereunder may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. A separate action may be brought to enforce the provisions hereof against any one or more of the Guarantors whether or not Tenant, or any of the other Guarantors, is a party in any such action. Tenant and/or each of the Guarantors may be sued together, or any one of them may be sued separately without first or contemporaneously suing the other.



                     [SIGNATURES AND ACKNOWLEDGMENTS FOLLOW]

         IN WITNESS WHEREOF, Guarantor has hereunto set his hand and seal this day and year first above written.

WITNESSES (as to both):                 GUARANTOR:



---------------------------------       ---------------------------------
Printed Name:                           STEPHEN SCHATZMAN
             --------------------


---------------------------------       ---------------------------------
Printed Name:                           FRANCINE SCHATZMAN
             --------------------


---------------------------------       ---------------------------------
Printed Name:                           ALEX GIMELSTEIN
             --------------------


---------------------------------       ---------------------------------
Printed Name:                           TORY GIMELSTEIN
             --------------------



STATE OF FLORIDA  )
                  ) ss:
 COUNTY OF _______)


         The foregoing instrument was acknowledged before me this ____ day of _________, 1996 by STEPHEN AND FRANCINE SCHATZMAN, who are personally known to me or who produced ___________________ and ___________________ as identification end who did take an oath.



                                        ----------------------------------------
                                        Notary Public, State of Florida at Large
My Commission Expires:                  Print Name:
                                                   -----------------------------


STATE OF FLORIDA  )
                  ) ss.:
COUNTY OF ________)

         The foregoing instrument was acknowledged before me this day ____ of _________, 1996 by ALEX AND TOBY GIMELSTEIN, who are personally known to me or who produced ____________________ and ____________________ as identification and who did take an oath.



                                        ----------------------------------------
                                        Notary Public, State of Florida at Large
My Commission Expires:                  Print Name:
                                                   -----------------------------

                                  RIDER ONE

                                    Rules

        (1) COMMON AREAS. Tenant shall not use the Common Areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing. Tenant shall not use the Common Areas to canvass, solicit business or information from, or distribute any article or material to, other tenants, occupants or invitees of the Center. Utility closets and other such areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by Tenant, or its contractors, agents employees, or other parties without Landlord's prior written consent.

        (2) DELIVERIES. Furniture, inventory and all other deliveries may be brought into the center only at times and in the manner designated by Landlord, in compliance with all Laws, and always at Tenant's sole risk. Tenant shall move all inventory, supplies, furniture, equipment and other items as soon as received directly to the Premises.

        (3) TRASH, PEST CONTROL AND FIRE PROTECTION. all garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord. If Landlord designates a service to pick up such items, Tenant shall also use the same at Tenant's cost. Tenant shall use, at Tenant's cost, such past and rodent extermination contractor as Landlord may direct and at such intervals as Landlord may require; Tenant shall provide Landlord with evidence of Tenant's compliance with this provision within five (5) days after Landlord's written request. Notwithstanding the foregoing, Landlord may provide or arrange for trash collection, pest control and/or supervised fire sprinkler and/or alarm service for the Center; in such case, Tenant shall pay Tenant's Proportionate Share of the cost thereof (or such other share as Landlord may fairly and reasonably determine) to Landlord on or before the first day of each calendar month in advance, or Landlord may include such charges in Center Expenses. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

        (4) SIGNS AND DISPLAY WINDOWS. Tenant shall not place any sign or other thing of any kind outside the Premises (including without limitation, exterior walls and roof), or on the interior or exterior surfaces of glass panes or doors except such single sign as Landlord shall expressly approve in writing for or in connection with Tenant's storefront. Within the Premises, Tenant shall not: (i) install any sign that advertises any product, (ii) install any sign within 24 inches of any window or (iii) install any sign that is visible from outside the Premises or that is illuminated without Landlord's prior written approval. If Landlord approves or requires illuminated signs, Tenant shall keep the same illuminated each day of the Term during the hours designated by Landlord from time to time. All Tenant's signs shall be professionally designed, prepared and installed and in good taste so as not to detract from the general appearance of the Premises or the Center and shall comply with the sign criteria attached hereto as Exhibit C or otherwise developed by landlord from time to time. After the initial installation of Tenant's storefront sign as approved in writing by Landlord in accordance with these provisions, Landlord reserves the right to require from time to time that Tenant change or replace such sign in order to comply with any new sign criteria developed by Landlord, at Landlord's expense. The term "sign" in this Rule shall mean any sign, placard, picture, name, direction, lettering, insignia or trademark, advertising material, advertising display, awning or other such item, except that Tenant's storefront sign shall be an actual sign. Blinds, shades drapes or other such items shall not be placed in or about the windows in the Premises except to the extent if any, that the character, shape, design, color, material and make thereof is first approved by Landlord in writing.

        (5) DISPLAY OF MERCHANDISE. Tenant shall not place or maintain any permanent or temporary fixture or item or display any merchandise: (i) outside the Premises, or (ii) anywhere inside the Premises within six (6) feet of any entrance to the Premises (except that for any recessed entry of the Premises, tenant shall not so place or maintain fixtures within three (3) feet of such entrance). all displays of merchandise shall be tasteful and professional.

        (6) PLUMBING EQUIPMENT. The toilet rooms, urinals, wash bowls, drains and sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and Tenant shall properly install, maintain, clean, repair and replace adequate grease traps.

        (7) ROOF; AWNINGS AND PROJECTIONS. Tenant shall not install any aerial, antennae, satellite dish or any other device on the roof, exterior walls or Common Areas of the Center. Tenant may install and have access to rooftop HVAC equipment only to the extent approved or required by Landlord from time to time in connection with Tenant's obligations under articles 10 and 11 of this Lease. No awning or other projection shall be attached by or for Tenant to the exterior walls of the Premises or the building of which it is a part.

        (8) LOCKS AND KEYS. Upon termination of the Lease or Tenant's right to possession, Tenant shall: (i) return to Landlord all keys, parking stickers or cards, and in the event of loss of any such items shall pay Landlord therefor, and (ii) advise Landlord as to the combination of any vaults or locks that Landlord permits to remain in the Premises.

      (9) UNATTENDED PREMISES. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights (except signs required to be illuminated hereunder), water faucets and other utilities in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes). This provision shall not imply that Tenant may leave the Premises unattended in violation of the operating requirements set forth elsewhere in this Lease.

      (10) ENERGY CONSERVATION. Subject to Rule (6) concerning illumination, Tenant shall not waste electricity, water, heat or air conditioning, or other utilities or services, and agrees to cooperate fully with Landlord and comply with any Laws to assure the most effective and energy efficient operation of the Center.

      (11) FOOD, BEVERAGES, GAME AND VENDING MACHINES. Except to the extent expressly permitted under Article 1 of this Lease, Tenant shall not: (i) use the Premises for the manufacture, preparation, display, sale, barter, trade, gift or service of food or beverages, including without limitation, intoxicating liquors, or (ii) install, operate or use any video, electronic or pinball game or machine, or any coin or token operated vending machine or device to provide products, merchandise, food, beverages, candy, cigarettes or other commodities or services including, but not limited to, pay telephones, pay lockers, pay toilets, scales, and amusement devices.

      (12) GOING-OUT-OF-BUSINESS SALES AND AUCTIONS. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, closeout, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to the Tenant's creditors.

      (13) LABOR RELATIONS. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Center. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, or subcontractors in or about the Premises or Center, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, and subcontractors until the dispute has been settled.

      (14) LANDLORD'S TRADENAME AND TRADEMARKS. No symbol, design, name, mark or insignia adopted by Landlord for the Center or picture or likeness of the Center shall be used by Tenant without the prior written consent of Landlord, except as provided in Article 9 of this Lease.

      (15) PROHIBITED ACTIVITIES. Tenant shall not: (i) use strobe or flashing lights in or on the Premises or in any signs therefor, (ii) use, sell or distribute any leaflets, handbills, bumper stickers, other stickers or decals, balloons or other such articles in the Premises (or other areas of the Center),
(iii) operate any loudspeaker, television set, phonograph, radio, CD player or other musical or sound producing instrument or device so as to be heard outside the Premises, (iv) operate any electrical or other device which interferes with or impairs radio, television, microwave, or other broadcasting or reception from or in the Center or elsewhere, (v) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind party) or other animal, fish or bird in the Center, (vi) make or permit objectionable noise, vibration or odor to emanate from the Premises or any equipment serving the same, (vii) do or permit anything in or about the Premises that is unlawful, immoral, obscene, pornographic, or which tends to create or maintain a nuisance or do any act tending to injure the reputation of the Center, (viii) use or permit upon the Premises anything that violates the certificates of occupancy issued for the Premises or the Center, or causes a cancellation of Landlord's insurance policies or increases Landlord's insurance premiums (and Tenant shall comply with all requirements of Landlord's insurance carriers, the American Insurance Association, and any board of fire underwriters), (xi) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to parties or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials),
(x) permit any of its employees or customers to loiter in any Common Areas, nor
(xi) do or permit anything to be done upon the Premises in any way tending to disturb, bother or annoy any other tenant at the Center or the occupants of neighboring property.

      (16) PARKING. Tenant and Tenant's employees shall park their cars only in those portions of the parking area designated by Landlord for tenant and employee parking and shall use such areas only for parking cars (or at Landlord's option, Landlord may require that any or all such employees park off-site). Tenant shall furnish Landlord with a list containing the description and automobile license numbers (and State of issuance) of the cars of Tenant and its employees within five (5) days of any request by Landlord, and shall thereafter advise Landlord of any changes, additions or deletions to such list. Landlord reserves the right to: (i) adopt additional requirements pertaining to parking, including, without limitation, posting and enforcing time limits, and establishing a parking system with charges favoring carpooling for tenants and their employees, and any other parking system by validation, metering or otherwise, (ii) assign specific spaces, and reserve spaces for small cars, handicapped individuals, and other tenants, customers of tenants or other parties (and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces) and (iii) restrict or prohibit full size vans and other large vehicles. In case of any violation of these provisions or any applicable Laws, Landlord may: (a) refuse to permit the violator to park, and remove the vehicle owned or driven by the violator from the Center without liability whatsoever, at such violator's risk and expense and/or (b) charge Tenant such reasonable rates as Landlord may from time to time establish for such violations, which shall be at least $50.00 per day for each vehicle that is parked in violation of these Rules. These provisions shall be in addition to any other remedies available to Landlord under this Lease or otherwise.

      (17) RESPONSIBILITY FOR COMPLIANCE. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers.

                RIDER TWO TO SHOPPING CENTER LEASE (THE "LEASE")
                          DATED AS OF 11/1/96 BETWEEN
                     COUNTRY ISLES ASSOCIATES, AS LANDLORD,
                    AND HAVANA REPUBLIC W.H., INC., AS TENANT

         1. Conflict: Defined Terms. In the event of any conflict between the terms of this rider (this "Rider") and the terms of the Lease, then the terms and provisions of this Rider shall control. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings assigned to the same in the Lease.

         2. Termination. Tenant agrees to use all good faith efforts to negotiate and enter into a legally binding lease (the "Issa Center Lease") for the operation of a cigar emporium in premises located in that certain shopping center to be developed by Issa Developers, Inc., on Lot 1, Block 4, Park of Commerce, according to the Plat thereof, recorded in Plat Book 110, Page 15 of the Public Records of Broward County, Florida (the "Issa Center"). In the event that Tenant enters into the Issa Center Lease, then, within fifteen (15) days of the execution of the Issa Center Lease by the parties thereto, Tenant shall furnish to Landlord written notice that the Issa Center Lease has been executed (the "Issa Lease Notice"), together with a fully executed copy thereof. Tenant shall specify in the Issa Lease Notice a termination date of this Lease, which termination date shall be no later than the first (1st) anniversary of the date of the Issa Lease Notice (the "Termination Date"). Notwithstanding the foregoing, Tenant may extend the Termination Date, from time to time, if Tenant provides Landlord written notice thereof no later than thirty (30) days before the expiration of then Termination Date; provided, however that: (a) Tenant may not extend the Termination Date for a period of more than ninety (90) days for each extension notice; and (b) Tenant's right to extend the Termination Date shall automatically expire on such date that is the earlier to occur of: (i) such time as the landlord of the Issa Center has fulfilled all material conditions precedent necessary for Tenant to be able to take occupancy of the Issa Center premises as provided for in such Issa Center Lease (the "Conditions Precedent"); (ii) the date that Tenant opens for business in the Issa Center; or
(iii) the second anniversary of the date of the Issa Lease Notice. In the event that the Tenant has entered into the Issa Center Lease but has not given the Issa Lease Notice as provided for herein and the Conditions Precedent under such Issa Center Lease have been fulfilled, then, at any time thereafter, Landlord, but not Tenant, shall have the right, in its sole and absolute discretion, to immediately terminate this Lease by providing five (5) days prior written notice of such termination to Tenant.

         Notwithstanding anything contained herein to the contrary, Tenant's right to terminate this Lease pursuant to this Section 2 shall terminate and be of no further force and effect and Tenant shall have the right to continue to occupy the Premises in accordance with the terms of this Lease if: (i) the Tenant has not entered into the Issa Center Lease, provided that all good faith efforts to negotiate and enter into the Issa Center Lease have been exhausted by Tenant with respect thereto; or (ii) prior to Tenant's occupancy of the Issa Center premises, the Issa Center Lease is terminated by Tenant in accordance with the terms thereof for failure of the landlord of the Issa Center to fulfill the Conditions Precedent with respect thereto.

         3. Renewal Option.

                  a. Provided that this Lease is not previously terminated in accordance with Paragraph 2 of this Rider, Tenant shall have the option ("Renewal Option") to renew this Lease for two (2) successive renewal terms of five (5) years each, which renewal term shall commence on the day immediately succeeding the Expiration Date of the initial term (the "Renewal Date"), by giving Landlord written notice of its intention to renew this Lease pursuant to this Paragraph no earlier than nine (9) months and no later than six (6) months prior to the Expiration Date of the initial term or any renewal term, provided that: (i) this Lease shall not have been previously terminated; and (ii) Tenant has not been and will not be in Default (whether or not cured) during the term of this Lease through the Expiration Date of such initial or successive renewal term and no event has occurred which with notice and/or passage of time would cause a Default to occur, unless waived by Landlord in writing. Failure of Tenant to provide written notification to Landlord that it has elected to exercise its Renewal Option within the time specified herein shall be deemed to be an irrevocable waiver of Tenant's right to so exercise such Renewal Option and Tenant shall have no further right or option to renew the term of this Lease.

                  b. If Tenant exercises the Renewal Option in accordance with the provisions of this Article, this Lease shall be renewed for such renewal term upon all the terms, covenants, and conditioned contained in this Lease, except that: (i) the Minimum Rent shall be as follows:

         PERIOD                                    MONTHLY AMOUNT     ANNUAL AMOUNT
         ------                                    --------------     -------------
Renewal Date      Through  1st Anniversary of         $ 3,744.38        $44,932.50
                           Renewal Pate

1st Anniversary   Through  2nd Anniversary            $3,827.58         $45,931.00
of Renewal Date            of Renewal Date

2nd Anniversary   Through  3rd Anniversary            $3,910.79         $46,929.50
of Renewal Date            of Renewal Date

3rd Anniversary   Through  4th Anniversary            $3,994.00         $47,928.00
of Renewal Date            of Renewal Date

4th Anniversary   Through  5th Anniversary            $4,077.21         $48,926.50
of Renewal Date            of Renewal Date

5th Anniversary   Through  6th Anniversary            $4,160.42         $49,925.00
of Renewal Date            of Renewal Date

6th Anniversary   Through  7th Anniversary            $4,243.63         $50,923.50
of Renewal Date            of Renewal Date

7th Anniversary   Through  8th Anniversary            $4,326.83         $51,922.00
of Renewal Date            of Renewal Date

8th Anniversary   Through  9th Anniversary            $4,410.04         $52,920.50
of Renewal Date            of Renewal Date

9th Anniversary   Through  10th Anniversary           $4,493.25         $53,919.00
of Renewal Date            of Renewal Date

(ii) the Percentage Rent shall be as follows:


         PERIOD                                       AMOUNT EACH LEASE YEAR
         ------                                       ----------------------
Renewal Date      Through  1st Anniversary            Four  percent (4%) of Gross Sales
                           of Renewal Date            exceeding a Breakpoint of $1,368,734.40

1st Anniversary   Through  2nd Anniversary            Four percent (4%) of Gross Sales
of Renewal Date            of Renewal Date            exceeding a Breakpoint of $1,423,483.70

2nd Anniversary   Through  3rd Anniversary            Four percent (4%) of Gross Sales
of Renewal Date            of Renewal Date            exceeding a Breakpoint of $1,480,423.00

3rd Anniversary   Through  4th Anniversary            Four percent (4%) of Gross Sales
of Renewal Date            of Renewal Date            exceeding a Breakpoint of $1,539,639.90

4th Anniversary   Through  5th Anniversary            Four percent (4%) of Gross Sales
of Renewal Date            of Renewal Date            exceeding a Breakpoint of $1,601,225.40

5th Anniversary   Through  6th Anniversary            Four percent (4%) of Gross Sales
of Renewal Date            of Renewal Date            exceeding a Breakpoint of $1,665,274.40

6th Anniversary   Through  7th Anniversary            Four percent (4%) of Gross Sales
of Renewal Date            of Renewal Date            exceeding a Breakpoint of $1,731,885.30

7th Anniversary   Through  8th Anniversary            Four percent (4%) of Gross Sales
of Renewal Date            of Renewal Date            exceeding a Breakpoint of $1,801,160.70

8th Anniversary   Through  9th Anniversary            Four percent (4%) of Gross Sales
of Renewal Date            of Renewal Date            exceeding a Breakpoint of $1,873,207.10

9th Anniversary   Through  10th Anniversary           Four percent (4%) of Gross Sales
of Renewal Date            of Renewal Date            exceeding a Breakpoint of $1,948,135.30

and (iii) the Expiration Date of the then existing term shall be deemed extended to the fifth anniversary of the Renewal Date (or the tenth anniversary of the Renewal Date (if applicable). Except as specifically set forth herein, Tenant shall have no further right or option to renew this Lease or the term hereof.

         4. Construction Liens.

                  No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractors on or about the Premises. In the event any mechanic's or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorneys' fees incurred by Landlord either defending against such lien or in procuring the discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as additional rent.

         5. Radon Disclosure. Tenant is hereby advised that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. The foregoing disclosure is provided to comply with state law and is for informational purposes only. Landlord has not conducted radon testing with respect to the Center and specifically disclaims any and all representations and warranties as to the absence of radon gas or radon producing conditions in connection with the Premises, the building in which the Premises are located or the Center.

         6. Exclusive Use.

                  a. Landlord hereby grants to Tenant the exclusive right to operate within the Center a retail store whose primary use is the sale of cigars for consumption on and off the Premises. Such exclusive right shall terminate in the event that Tenant is in Default more than three (3) times during any five
(5) year period, with the exception of nonmonetary defaults which are cured within three (3) days from notice thereof and not thereafter repeated. Notwithstanding the foregoing, such exclusive right shall not apply to: Publix Supermarkets or any other supermarket in the Center or Eckerd Drugs or any other drugstore in the Center, and their successors and/or assigns.

                  b. Tenant hereby agrees that it shall not violate any exclusive use rights granted by Landlord to any tenant of the Center, now or hereafter existing, including but not limited to Publix Supermarket or any other supermarket in the Center or Eckerd Drugs or any other drug store in the Center.

         7. Brokers. Tenant represents that the only real estate broker Tenant has dealt with in connection with this Lease is Arvida Realty Sales, Ltd. Tenant's breach of this representation shall entitle Landlord to pursue all available remedies against Tenant under the Lease, including, without limitation, Article 35 thereof, at law or in equity.

         8. Guaranty. As a material inducement of Landlord to enter into this Lease and as a condition precedent to the effectiveness thereof, Tenant agrees to cause the Guaranty in the form attached hereto as Exhibit D to be executed by the guarantor thereunder and delivered to Landlord simultaneously upon the execution of this Lease by Tenant.

         9. Revisions to the Lease. Landlord and Tenant agree that the Lease is modified as set forth below:

                  a. Notwithstanding anything contained in Article 2 of the Lease to the contrary, Tenant shall pay Minimum Rent and Percentage Rent commencing on the ninetieth (90th) day after the Commencement Date; provided, however, that the Initial Estimated Monthly Center Expenses and Initial Estimated Monthly Taxes shall begin to accrue as of the Commencement Date.

                  b. Article 3, Paragraph (A) is hereby amended to replace the clause, "when Tenant executes this Lease," with the clause, "on the Commencement Date."

                  c. The clause "made during each preceding month" in the third sentence of Article 3(b) is hereby deleted and replaced with "made during each preceding calendar month".

                  d. The second (2nd) sentence of Article 3(D) is hereby deleted in its entirety.

                  e. The clause "at least ten (10) days notice" in the first sentence of Article 3(G) is hereby deleted and replaced with "at least ten (10) business days notice".

                  f. The references to "one percent (1%)" and "five percent (5%)" in Article 3(G) are hereby deleted and replaced with "two and one-half percent (2 1/2%)" and "seven and one-half percent (7 1/2%) " respectively.

                  g. The following shall be inserted at the end of the second
(2nd) sentence in Article 3(H): "(f) the amount of any sales to employees at a discount of at least twenty percent (20%), such excluded amount not to exceed one percent (1%) of Gross Sales at the Premises per lease year; (g) bad debts actually written off by Tenant for federal tax purposes up to a maximum of one percent (1%) of Gross Sales at the Premises in any one lease year; provided that Tenant has exhausted all reasonable methods for calculating said bad debts and provided that any amount so written off which is later received by Tenant shall be included in Gross Sales when and to the extent received; and (h) the amount of separately stated interest, service or sales carrying charges or other charges, however denominated, paid by Tenant's customers for extensions of credit on sales and not included in the merchandise sales price, provided, however, such exclusion shall not include charges paid to credit card companies or the like (e.g. Visa, Master Card, American Express)".

                  h. The clause "within ten (10) days after Landlord sends the Statement" in the last sentence of Article 5(C)(iii) is hereby deleted and replaced with "within ten (10) business days after Landlord sends the Statement".

                  i. The clause "at least ten (10) days notice" in the second sentence of Article 5(D) is hereby deleted and replaced with "at least ten (10) business days notice".

                  j. The clause "by the Commencement Date" in the fourth sentence of Article 6 is hereby deleted and replaced with the clause "on or before fifteen (15) days after the Commencement Date".

                  k. Notwithstanding anything contained in this Lease to the contrary, Article 7(A) shall not apply to Tenant's trade fixtures.

                  l. The following clause is inserted at the end of the last sentence of Article 7(A): "provided, however that Tenant shall not be required to obtain Landlord's consent for any nonstructural interior changes which do not affect any Systems and Equipment".

                  m. Article 7(E) is hereby deleted in its entirety and replaced with the following:

                  "Tenant shall pay Landlord a reasonable fee to cover Landlord's out-of-pocket costs with respect to any outside engineer, architect or consultant retained by Landlord to review

Tenant's plans and specifications for Tenant's Work and Tenant's Work itself when Tenant's Work includes structural changes to life safety systems or may otherwise affect the structure of the Premises."

                  n. Notwithstanding anything contained in the contrary in
Article 8(B), Tenant shall (i) not be required to open for business before 9:00 a.m. or remain open after 6:00 p m., Monday through Saturday and (ii) be permitted to close for recognized religious holidays at its discretion.

                  o. The following clause is hereby inserted at the end of the last sentence of Article 8(B): "provided, however, that Tenant shall be permitted to stay open for business during such times".

                  p. The following clause is hereby inserted after the clause "during any portion of any day of the Term," in the second sentence of Article 8(E): "which failure is not cured by Tenant within three (3) days from notice from Landlord with respect thereto,".

                  q. Notwithstanding anything contained in this Lease to the contrary, as of the date hereof, there are no Promotion Fund, Merchants Association, Media Fund and Joint Advertising.

                  r. The clause "Tenant's employees and invitees" in Article 12(A)(1) is hereby deleted and replaced with the following: "Tenant's employees, invitees, agents and licensees".

                  s. The following clause shall be inserted at the end of the first sentence of Article 13(A):

                  "and (v) liquor law liability insurance in the amount of $1,000,000 (in the event that Tenant serves liquor on the Premises)".

                  t. The last sentence of Article 14(D) is hereby deleted and replaced with the following:

                  "In the event that Landlord has not repaired the Premises within two hundred seventy (270) days from the date of receipt by Landlord of insurance proceeds with respect to any fire or other casualty, then Tenant shall have the right to terminate this Lease provided Tenant shall give Landlord thirty (30) days written notice of such termination; provided, however that such termination shall be null and void if Landlord substantially completes such repair and/or restoration within thirty (30) days from the expiration of Tenant's thirty (30) day notice period. Except as otherwise provided herein, Tenant waives any other rights Tenant may have under any applicable Law to terminate this Lease by reason of damage to the Premises or Center."

                  u. The clause "(reasonable wear and tear excepted)" shall be inserted after the clause "Article 11" in the first sentence of Article 16.

                  v. The clause "except for any security deposit paid by Tenant" is hereby added to the end of Article 18(i) and the clause "liable for any security deposit or bound by any prepaid rent not actually received by such Lender," in Article 18(ii) is hereby deleted.

                  w. The following sentence is hereby inserted at the end of
Article 19:

                  "Landlord agrees to, no more than once in any calendar year, provide Tenant a similar statement, upon written request therefor.

                  x. The reference to "$750.00" in Article 20 is hereby deleted and replaced with "$500.00".

                  y. Article 20(E) is hereby deleted.

                  z. The clause "provide at least twenty-four (24) hours notice (except in the case of emergencies in which case no notice is required) and" is hereby inserted after the clause "Landlord shall" in the last sentence of
Article 21(A).

                  aa. Article 21(C) is hereby deleted.

                  bb. Article 21(G) is hereby deleted.

                  cc. The clause "five (5) days after notice"' in Article 22(A)(i) is hereby deleted and replaced with "ten (10) days after the same is due".

                  dd. The following clause is hereby inserted at the end of the second sentence of Article 22(A): ", except for nonmonetary defaults which are cured within three (3) days from notice thereof and not thereafter repeated".

                  ee. The following clause is hereby inserted after the first sentence of Article 22(F): "after the expiration of any applicable grace period".

                  ff. The reference to "Two Hundred Dollars ($200.00)" in
Article 22(F) is hereby deleted and replaced with "One Hundred Dollars
($100.00)"

                  gg. The clause "JMB Properties Company" in Article 34 is hereby deleted and replaced with "Country Isles Associates".

                  hh. The reference to "six (6) weeks" in Article 38 shall be hereby deleted and replaced with "three (3) weeks".

                  ii. The following clause shall be inserted at the end of the first sentence of Article 40: "unless embodied in this Lease".

         10. Mediation. The Landlord and Tenant agree that the parties hereto shall first attempt to resolve any dispute under this Lease, other than actions commenced by Landlord to evict Tenant from the Demised Premises (whether by summary proceedings or otherwise) and/or Defaults arising from Tenant's failure to pay Rent as and when due under the Lease, by mediation with a mediator reasonably acceptable to the parties which has offices in Broward County, Florida. The parties agree that in the event they cannot agree on an acceptable mediator, then the parties stipulate that Mediation, Inc. shall be used as the mediator.

         11. In the event that Tenant enters the Premises prior to the Commencement Date (to plan or perform Tenant's Initial Work), Tenant shall comply with the terms and conditions of this Lease, except those provisions requiring the payment of Rent (other than such charges as Landlord may impose under Article 7 or Exhibit B).



                               [SIGNATURES FOLLOW]

WITNESSES:                         LANDLORD:


                                   COUNTRY ISLES ASSOCIATES,
                                   an Illinois General Partnership

                                   BY: ARVIDA/JMB PARTNERS, a Florida
                                       general partnership, its managing partner

                                   BY: ARVIDA/JMB MANAGERS, INC., a
                                       Delaware corporation, as general partner


 /s/                               By:  /s/
----------------------------          ----------------------------
                                   Name:
                                        ---------------------------------
/s/                                Title: Vice President
----------------------------             --------------------------------



                                   TENANT:

                                   HAVANA REPUBLIC W.H., INC.,
                                   a Florida corporation


/s/ Charles D. Brecker             By: /s/ Stephen Schatzman
----------------------------          ----------------------------
CHARLES D. BRECKER                 Name: STEPHEN SCHATZMAN
                                        --------------------------
/s/ Ada Valiente-Garcia            Title: PRESIDENT
----------------------------             -------------------------
ADA VALIENTE-GARCIA

                                    GUARANTY

         THIS GUARANTY ("Guaranty") is made this Day of October 1996, by STEPHEN AND FRANCINE SCHATZMAN, whose address is 2101 NE 212th Street, North Miami Beach, Florida 33179 and ALEX AND TOBY GIMELSTEIN, whose address is 21160 NE 22nd Court, North Miami Beach, Florida 33180 (collectively,"Guarantor"), and COUNTRY ISLES ASSOCIATES ("Landlord"), having its principal place of business at 900 North Michigan Avenue, Chicago, Illinois 60611-1957.

         WHEREAS, HAVANA REPUBLIC W.H., INC., a Florida corporation ("Tenant"), having an office at 2101 NE 212th Street, North Miami Beach, Florida 33179, is desirous of becoming the tenant of the space designated as Space 1360 (the "Premises" in the Center known as Country Isles Plaza, Weston, Florida, pursuant to a lease (the "Lease") between Landlord and Tenant dated 28 of 11/1/96 (all capitalized terms used but not defined herein shall have the meanings assigned to the same in the Lease).

         WHEREAS, Guarantor is a shareholder of Tenant; and

         WHEREAS, Landlord has refused to enter into the Lease unless Guarantor executes and delivers this Guaranty to Landlord;

         NOW, THEREFORE, to induce Landlord to enter into the Lease, and in consideration of the sum of Ten Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor hereby represents, covenants, warrants and agrees as follows:

         1. Guarantor absolutely and unconditionally guarantees to Landlord and any mortgagee having an interest in Landlord's interest in the Lease, and to each separately, punctual, full and faithful performance and observance by Tenant of all of the terms, provisions and conditions of the Lease to be performed and observed by Tenant.

         2. Guarantor waives notice of any breach or default by Tenant under the Lease and any and all other notices and demands. Under no circumstances shall Landlord be required to institute or pursue any action or proceeding at law or in equity against Tenant or anyone else prior to demanding or obtaining performance from Guarantor under this Guaranty.

         3. All rights and remedies afforded to Landlord by reason of this Guaranty are separate and cumulative rights and remedies and it is agreed that no one of such rights or remedies, whether exercised by Landlord or not, shall be deemed to be an exclusion of any of the other rights or remedies available to Landlord and shall not limit or prejudice any other legal or equitable right or remedy which Landlord may have.

         4. Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the covenants to be performed by Tenant, the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

         5. The obligations of Guarantor hereunder shall not be released or diminished by Landlord's failure to enforce the Lease or any waiver under, extension to, or other modification of the Lease or assignment thereof or subletting thereunder.

         6. The liability of Guarantor hereunder shall in no way be affected by
(a) the release or discharge of Tenant in any creditors', receivership, bankruptcy or other proceedings, whether voluntary or involuntary; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future proceedings with respect to bankruptcy or creditors' rights; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment, attempted assignment or transfer of the Lease or any subletting of the Premises by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatsoever of the liability of Tenant; (g) any default, failure or delay, willful or otherwise, in the performance of the terms of the Lease to be performed by Tenant; (h) the failure or delay of Landlord to assert any claim or demand or to enforce, assert or exercise any right, power or remedy against Tenant or any other person with respect to the Lease; or (i) any modification, amendment or other change to the terms and provisions of the Lease.

         7. No invalidity, irregularity or unenforceability of all or any part of the terms of the Lease shall affect, impair or be a defense to this Guaranty, and the promise to pay contained in this Guaranty is a primary obligation of Guarantor.

         8. In the case of any proceedings to collect any payment hereunder, Guarantor shall pay all costs and expenses of Landlord whatsoever, of every kind for collection, sale or delivery, including without limitation thereto reasonable attorneys' fees and paralegal fees at all levels, and such sums, at Landlord's election, may be offset against the proceeds of sale or collection and thereafter the Landlord may apply any residue to pay any liabilities of Guarantor, who shall continue to be liable for any deficiency.

         9.  Guarantor covenants and represents that:

                  a. There is no action or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before any court or administrative agency and no event has occurred which might result in any material adverse change in the business condition of Guarantor or in the property of Guarantor from the condition as set forth in the most recent financial statement of Guarantor furnished to Landlord. Guarantor shall deliver to Landlord within ninety (90) days after the end of each calendar year, an audited statement of its net worth prepared in accordance with generally accepted accounting principles applied in a manner satisfactory to Landlord.

                  b. Guarantor has filed all Federal and State Income Tax returns which are required to be filed, and has paid all taxes as shown on said returns to the extent that such taxes have become due.

                  c. Guarantor is not individually or jointly a party to any contract or guaranty which materially and adversely affects its business, property, assets or financial condition (exclusive of guarantees and other similar contingent obligations incurred in the ordinary course of business and generally disclosed on the most recent financial statement of such Guarantor furnished to Landlord). Neither the execution, honor or delivery of this Guarantor nor the fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any other guaranty or instrument to which Guarantor is now a party or by which Guarantor may be bound.

         10. If any of the following events shall occur and be continuing:

                  a. If any representation or warranty by Guarantor herein or any representation or warranty in any writing furnished in connection with or pursuant to this Guaranty shall be false in any respect on the date as of which made; or

                  b. If Guarantor defaults after demand in the performance or observance of any guarantee, covenant, term or condition contained in this Guaranty; or

                  c. If Guarantor makes an assignment for the benefit of creditors; or

                  d. If Guarantor petitions or applies to any tribunal for the appointment of a trustee or receiver of the business, estate or assets or of any substantial portion of the business, estate or assets of Guarantor, or commence any proceedings, relating to Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

                  e. If any such petition or application is filed or any such proceedings are commenced against Guarantor and Guarantor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing any such trustee or receiver, or declaring Guarantor bankrupt or insolvent, or approving the petition in any such proceedings;

         THEN, an event of default under this Guaranty shall have occurred and Landlord, at its option, may declare all sums guaranteed hereunder forthwith due and payable, under the terms of and with the effect provided in this Guaranty, regardless of whether (a) a default by Tenant shall have occurred under the Lease or (b) Landlord shall have exercised any of its rights or remedies under the Lease.

         11. This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by a written instrument signed by Guarantor and Landlord.

         12. Notice of acceptance of this Guaranty, presentment, demand for payment, protest, notice of default or non-payment, notice of dishonor and all other notices and demands are hereby waived by Guarantor.

         13. This Guaranty and the rights and obligations of the Landlord and of Guarantor hereunder shall be governed and construed in accordance with the laws of the State of Florida; and this Guaranty is binding upon Guarantor, its successors and assigns, and shall inure to the benefit of the Landlord, its successors and assigns. Guarantor hereby irrevocably submits to the jurisdiction of any Florida State or Federal Court located in Broward County over any action or proceeding arising out of any dispute between Guarantor and the Landlord, and Guarantor further irrevocably consents to the service of any process in any such action or proceeding by the mailing of a copy of such process to Guarantor at the address set forth herein.

         14. Guarantor hereby agrees and acknowledges that this Guaranty is an instrument for the payment of money, and hereby consents that Landlord, at its sole option, in the event of a default by Guarantor in the payment of any of the moneys due hereunder, shall have the right to bring an action under the summary proceeding statutes of the State of Florida.

         15. Notwithstanding anything contained herein to the contrary, this Guaranty shall only be a guarantee of the obligations and liabilities of the Tenant arising during the first fifteen (15) months of the initial term of the Lease and, thereafter, shall be limited to a guarantee of the obligations and liabilities of the Tenant under the Lease up to and including the date Tenant vacates the Premises (the "Guaranty Term"); it being understood and agreed by Tenant that any claim arising under this Guaranty by Landlord for any obligations or liabilities of Tenant during the Guaranty Term may be made after the expiration thereof.

         16. If there shall be more than one Guarantor, each of the Guarantors agrees to be bound jointly and severally by the terms, covenants, and agreements herein and the word "Guarantor" shall be deemed and taken to mean each and every person or party mentioned as a Guarantor herein, be the same one or more. If there shall be more than one Guarantor, any notice required hereunder may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. A separate action may be brought to enforce the provisions hereof against any one or more of the Guarantors whether or not Tenant, or any of the other Guarantors, is a party in any such action. Tenant and/or each of the Guarantors may be sued together, or any one of them may be sued separately without first or contemporaneously suing the other.



                    [SIGNATURES AND ACKNOWLEDGMENTS FOLLOW]

         IN WITNESS WHEREOF, Guarantor has hereunto set his hand and seal this day and year first above written.

WITNESSES (as to both):                 GUARANTOR:



/a/ Ada Valiente-Garcia                 /s/ Stephen Schatzman
-----------------------------------     -----------------------------------
Printed Name: ADA VALIENTE-GARCIA       STEPEN SCHATZMAN
             ----------------------

/s/ Charles D. Brecker                  /s/ Francine Schatzman
-----------------------------------     -----------------------------------
Printed Name: CHARLES D. BRECKER        FRANCINE SCHATZMAN
             ----------------------

/a/ Ada Valiente-Garcia                 /s/ Alex Gimelstein
-----------------------------------     -----------------------------------
Printed Name: ADA VALIENTE-GARCIA       ALEX GIMELSTEIN
             ----------------------

/s/ Charles D. Brecker                  /s/ Toby Gimelstein
-----------------------------------     -----------------------------------
Printed Name: CHARLES D. BRECKER        TOBY GIMELSTEIN
             ----------------------



STATE OF FLORIDA  )
                  ) ss.:
COUNTY OF DADE    )

         The foregoing instrument was acknowledged before me this 22nd day of October, 1996 by STEPHEN AND FRANCINE SCHATZMAN, who produced DRIVERS LICENSES as identification and who did take an oath.



      [SEAL]                            /s/ Ada Valiente-Garcia
                                        ----------------------------------------
                                        Notary Public, State of Florida at Large
My Commission Expires:                  Print Name: ADA VALIENTE-GARCIA
                                                    ----------------------------


STATE OF FLORIDA  )
                  ) ss.:
COUNTY OF DADE    )

         The foregoing instrument was acknowledged before me this 22nd day of October, 1996 by ALEX AND TOBY GIMELSTEIN, who produced DRIVERS LICENSES as identification and who did take an oath.



                                        /s/ Ada Valiente-Garcia
                                        ----------------------------------------
                                        Notary Public, State of Florida at Large
My Commission Expires:                  Print Name: ADA VALIENTE-GARCIA
                                                    ----------------------------


      [SEAL]